MARKET MEASURE SUPPLEMENT NO. 1 (To Prospectus Supplement dated February 13, 2026 and Prospectus dated February 13, 2026, as may be amended)	Registration Statement Nos. 333-292881 and 333-292881-01 Filed Pursuant to Rule 424(b)(2)

Wells Fargo Finance LLC

Medium-Term Notes, Series B

Fully and Unconditionally Guaranteed by Wells Fargo & Company

Securities Linked to One or More Indices or Exchange-Traded Funds

Wells Fargo Finance LLC, a wholly-owned finance subsidiary of Wells Fargo & Company, may, from time to time, offer and sell securities linked to one or more equity indices (each, an “Index” and collectively, the “Indices”) or exchange-traded funds (each, a “Fund” and collectively, the “Funds”), or any combination thereof. Wells Fargo & Company will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any securities Wells Fargo Finance LLC issues. This prospectus supplement, which we refer to as a “market measure supplement,” describes potential Indices and Funds to which the securities may be linked. This market measure supplement supplements the disclosure in any pricing supplement that may reference it, any applicable product supplement, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the securities and may include changes to the description of any relevant Index or Fund contained in this market measure supplement. If the disclosure in the applicable pricing supplement is inconsistent with the disclosure herein, the disclosure in the applicable pricing supplement will control.

The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this market measure supplement or the accompanying pricing supplement, any applicable product supplement, the prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” on page MMS-5 of this market measure supplement, as well as the “Risk Factors” or any similarly titled section of the applicable pricing supplement, any applicable product supplement, the prospectus supplement and the prospectus and the documents incorporated therein by reference for a discussion of risks relating to each particular issuance of securities, including the risks associated with the particular Index or Fund to which your securities are linked.

Wells Fargo Securities

The date of this market measure supplement is February 13, 2026.

TABLE OF CONTENTS

PAGE
RISK FACTORS	MMS-5
DESCRIPTION OF EQUITY INDICES	MMS-6
THE DOW JONES INDUSTRIAL AVERAGE®	MMS-6
THE DOW JONES U.S. REAL ESTATE INDEX	MMS-9
THE FTSE® 100 INDEX	MMS-13
THE MSCI INDICES	MMS-16
The MSCI ACWI Index®	MMS-16
The MSCI EAFE Index®	MMS-16
The MSCI Emerging Markets Index℠	MMS-16
THE MARKETVECTORTM GLOBAL GOLD MINERS INDEX	MMS-22
THE MVIS® US LISTED OIL SERVICES 25 INDEX	MMS-25
THE NASDAQ-100 INDEX®	MMS-28
THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠	MMS-34
THE NIKKEI STOCK AVERAGE INDEX	MMS-37
THE RUSSELL INDICES	MMS-40
The Russell 1000® Index	MMS-40
The Russell 2000® Index	MMS-40
The Russell 3000® Index	MMS-40
The Russell Midcap® Index	MMS-40
THE RUSSELL STYLE INDICES	MMS-45
The Russell 1000® Growth Index	MMS-45
The Russell 1000® Value Index	MMS-45
The Russell 2000® Growth Index	MMS-45
The Russell 2000® Value Index	MMS-45
The Russell 3000® Growth Index	MMS-46
The Russell 3000® Value Index	MMS-46
THE S&P EQUAL WEIGHT INDICES	MMS-49
The S&P 500® Equal Weight Index	MMS-49
The S&P MidCap 400® Equal Weight Index	MMS-49
The S&P SmallCap 600® Equal Weight Index	MMS-49
THE S&P SELECT INDUSTRY INDICES	MMS-51
The S&P® Banks Select Industry Index	MMS-51
The S&P® Biotechnology Select Industry Index	MMS-51
The S&P® Homebuilders Select Industry Index	MMS-51
The S&P® Metals & Mining Select Industry Index	MMS-52
The S&P® Oil & Gas Exploration & Production Select Industry Index	MMS-52
The S&P® Regional Banks Select Industry Index	MMS-52
The S&P® Retail Select Industry Index	MMS-52
THE S&P SELECT SECTOR INDICES	MMS-57
The Communication Services Select Sector Index	MMS-57
The Consumer Discretionary Select Sector Index	MMS-57
The Consumer Staples Select Sector Index	MMS-57
The Energy Select Sector Index	MMS-57
The Financial Select Sector Index	MMS-58
The Health Care Select Sector Index	MMS-58
The Industrials Select Sector Index	MMS-58
The Materials Select Sector Index	MMS-58
The Real Estate Select Sector Index	MMS-58
The Technology Select Sector Index	MMS-58

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The Utilities Select Sector Index	MMS-59
THE S&P STYLE INDICES	MMS-61
The S&P 500® Growth Index	MMS-61
The S&P 500® Value Index	MMS-61
The S&P MidCap 400® Growth Index	MMS-61
The S&P MidCap 400® Value Index	MMS-61
The S&P SmallCap 600® Growth Index	MMS-61
The S&P SmallCap 600® Value Index	MMS-62
THE S&P U.S. INDICES	MMS-67
The S&P 500® Index	MMS-67
The S&P MidCap 400® Index	MMS-67
The S&P SmallCap 600® Index	MMS-67
THE S&P®/ASX 200 INDEX	MMS-73
THE STOXX BENCHMARK INDICES	MMS-77
The STOXX® Europe Total Market Index	MMS-77
The STOXX® Europe 600 Index	MMS-77
The EURO STOXX® Index	MMS-78
The EURO STOXX® Banks Index	MMS-78
The STOXX® Europe 600 Banks Index	MMS-78
The STOXX® Europe 50 Index	MMS-79
The EURO STOXX 50® Index	MMS-79
THE SWISS MARKET INDEX	MMS-84
THE TOPIX® INDEX	MMS-88
DESCRIPTION OF EXCHANGE-TRADED FUNDS	MMS-92
THE INVESCO QQQ TRUSTSM, SERIES 1	MMS-93
THE INVESCO S&P 500® EQUAL WEIGHT ETF	MMS-93
THE ISHARES® MSCI EAFE ETF	MMS-93
THE ISHARES® MSCI EMERGING MARKETS ETF	MMS-93
THE ISHARES® RUSSELL 2000 ETF	MMS-93
THE ISHARES® RUSSELL MID-CAP ETF	MMS-93
THE ISHARES® U.S. REAL ESTATE ETF	MMS-94
THE SELECT SECTOR SPDR® FUNDS	MMS-94
THE SPDR® DOW JONES INDUSTRIAL AVERAGE® ETF TRUST	MMS-94
THE SPDR® S&P 500® ETF TRUST	MMS-95
THE SPDR® S&P MIDCAP 400® ETF TRUST	MMS-95
THE State Street® SPDR® S&P® INDUSTRY ETFS	MMS-95
THE VANECK® GOLD MINERS ETF	MMS-96
THE VANECK® OIL SERVICES ETF	MMS-96

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You should read this market measure supplement, together with the accompanying prospectus supplement and the prospectus, any applicable product supplement and the applicable pricing supplement, which together contain a description of the terms of the securities to be offered and other relevant disclosures, and which supersede all prior or contemporaneous oral statements as well as any other written materials. We have not, and the agents have not, authorized anyone to provide you with any information other than that contained in those documents. Neither we nor any agent takes any responsibility for, nor can provide any assurance as to the reliability of, any information that others may give you.

This market measure supplement, the accompanying prospectus supplement and prospectus, any applicable product supplement and the applicable pricing supplement do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. Information in this market measure supplement, the accompanying prospectus supplement and prospectus, any applicable product supplement and the applicable pricing supplement may change after the date on the front of the applicable document. You should not interpret the delivery of this market measure supplement, the accompanying prospectus supplement and prospectus, any applicable product supplement or the applicable pricing supplement or the sale of the securities as an indication that there has been no change in the information set forth herein or therein since those dates.

You should carefully consider, among other things, the matters set forth under the “Risk Factors” or any similarly titled section of the applicable pricing supplement, any applicable product supplement and the accompanying prospectus supplement and prospectus, as the securities have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

All disclosures contained in this market measure supplement and the applicable pricing supplement regarding any Index or Fund, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing levels or prices, have been derived from publicly available information. The information reflects the policies of, and is subject to change by, the sponsor of the applicable Index or Fund (with respect to an Index, the “index sponsor” and with respect to a Fund, the “fund sponsor”). Each Index is developed, calculated and maintained by its respective index sponsor. Each Fund is developed, calculated and maintained by its respective fund sponsor. Neither we nor any agent participating in the distribution of the securities has independently verified the accuracy or completeness of any information with respect to any Index, index sponsor or any Fund or fund sponsor in connection with the offer and sale of the securities. Furthermore, neither we nor any agent can give any assurance that all events occurring prior to the date of any offer and sale of the securities (including events that would affect the accuracy or completeness of the publicly available information described in this market measure supplement or in the applicable pricing supplement) that would affect the level of any Index or the price of any Fund have been publicly disclosed. Subsequent disclosure of any such events could affect the payment received at maturity or on any other relevant date with respect to such securities and therefore the value of the securities. Neither we nor any agent accepts any responsibility for the calculation, maintenance or publication of any Index, Fund or any successor Index or successor Fund.

Index Licenses.

Prior to offering any securities linked to an Index, Wells Fargo & Company, our parent company, or another one of our affiliates will have an agreement with the sponsor of such index, providing Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us) with a non-exclusive license with the right to use such Index in connection with the securities offered by us. In this market measure supplement, we have included the language required or expected to be required under the license agreement. Although we anticipate that Wells Fargo & Company or another one our affiliates will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

When we refer to “we,” “us” or “our” in this market measure supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

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RISK FACTORS

For risk factors specific to any of the Indices or Funds to which your securities are linked, please see the “Risk Factors” or any similarly titled section of the applicable pricing supplement, any applicable product supplement, the accompanying prospectus supplement and prospectus and the documents incorporated therein by reference.

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DESCRIPTION OF EQUITY INDICES

THE DOW JONES INDUSTRIAL AVERAGE®

We obtained all information contained in this market measure supplement regarding the Dow Jones Industrial Average®, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. The Dow Jones Industrial Average® is an index calculated, published and disseminated by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial Average® at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Dow Jones Industrial Average® in connection with the offer and sale of the securities.

In addition, information about the Dow Jones Industrial Average® may be obtained from other sources including, but not limited to, the Dow Jones Industrial Average® sponsor’s website (including information regarding the sector weightings of the Dow Jones Industrial Average®). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Dow Jones Industrial Average® is accurate or complete.

The Dow Jones Industrial Average® is reported by Bloomberg L.P. under the ticker symbol “INDU.”

General

The Dow Jones Industrial Average® is a price-weighted index that measures the performance of 30 U.S. blue-chip companies. Except for the Global Industry Classification Standard (“GICS®”) transportation industry group from the industrials sector and the utilities sector, the Dow Jones Industrial Average® includes constituents from a variety of sectors.

The Dow Jones Industrial Average® is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding. The value of the Dow Jones Industrial Average® is the sum of the primary exchange prices of each of the 30 component stocks included in the Dow Jones Industrial Average® divided by a divisor. The divisor used to calculate the price-weighted average of the Dow Jones Industrial Average® is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of price-impacting corporate actions, including price adjustments, special dividends, stock splits and rights offerings. The index divisor will also adjust in the event of an addition to or deletion from the Dow Jones Industrial Average®.

The Dow Jones Industrial Average® does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Construction and Maintenance

The Dow Jones Industrial Average® is maintained by a committee, which is currently composed of three representatives of S&P Dow Jones and two representatives of The Wall Street Journal (the “Averages Committee”). The Averages Committee meets regularly. At each meeting, the Averages Committee reviews pending corporate actions that may affect constituents of the Dow Jones Industrial Average®, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the Averages Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The index universe consists of securities in the S&P 500® Index, excluding stocks classified under GICS® code 2030 (Transportation) and 55 (Utilities). While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Since the Dow Jones Industrial Average® is price-weighted, the Averages Committee evaluates stock price when considering a company for inclusion. The Averages Committee monitors whether the highest-priced stock in the Dow Jones Industrial Average® has a price more than 10 times that of the lowest. Maintaining adequate sector representation within the Dow Jones Industrial Average® is also a consideration in the selection process for the Dow Jones Industrial Average®. Companies should be incorporated and headquartered in the United States, and a plurality of revenues should be derived from the United States.

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Changes to the Dow Jones Industrial Average® are made on an as-needed basis. There is no annual or semi-annual reconstruction. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Multiple Share Classes. Each company in the Dow Jones Industrial Average® is represented once by the primary listing, which is generally the most liquid share line.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the discretion of the Averages Committee, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

The table below summarizes the treatment of certain corporate actions.

Corporate Action	Treatment
Company addition/deletion

Addition Only

A stock is added to the Dow Jones Industrial Average® at a weight determined by the price of the added stock relative to all other index constituents. There is a divisor adjustment.

Deletion Only

The weights of all stocks in the Dow Jones Industrial Average® will proportionally change but relative weights will stay the same. The index divisor will change.

Split/reverse split	Stock price is adjusted by the split ratio. Shares outstanding are not adjusted by the split ratio. There is a divisor adjustment.
Spin-off	Any potential impacts on index constituents from a spin-off are evaluated by the Averages Committee on a case-by-case basis. The price of the parent company is adjusted to the price of the parent company minus (the price of the spun-off company/share exchange ratio). The index divisor adjusts simultaneously.
Ordinary dividend	When a company pays an ordinary cash dividend, the Dow Jones Industrial Average® does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to the Dow Jones Industrial Average®.
Special dividend	The stock price is adjusted by the amount of the dividend. There is a divisor adjustment.
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights. There is a divisor adjustment.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into or expect to enter into a non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Dow Jones Industrial Average®, which is owned and published by S&P Dow Jones, in connection with the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides or is expected to provide that the following language must be set forth in this market measure supplement.

“The securities are not sponsored, endorsed, sold, or promoted by S&P Dow Jones. S&P Dow Jones makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones’ only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks, trade names, and service marks of S&P Dow Jones and of the Dow Jones Industrial Average®, which is determined, composed, and calculated by S&P Dow Jones without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones has no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the needs of holders of the securities into consideration in determining, composing, or calculating the Dow Jones Industrial Average®. S&P Dow Jones is not responsible for and has not participated in the determination of the timing of, prices,

MMS-7

or quantities of the securities to be issued or in the determination or calculation of any amounts payable on the securities. S&P Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of the securities.

S&P DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE® OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, WELLS FARGO FINANCE LLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE® OR ANY DATA INCLUDED THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG S&P DOW JONES, WELLS FARGO & COMPANY AND WELLS FARGO FINANCE LLC.”

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THE DOW JONES U.S. REAL ESTATE INDEX

We obtained all information contained in this market measure supplement regarding the Dow Jones U.S. Real Estate Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. The Dow Jones U.S. Real Estate Index is an index calculated, published and disseminated by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones U.S. Real Estate Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Dow Jones U.S. Real Estate Index in connection with the offer and sale of the securities.

In addition, information about the Dow Jones U.S. Real Estate Index may be obtained from other sources including, but not limited to, the Dow Jones U.S. Real Estate Index sponsor’s website. We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Dow Jones U.S. Real Estate Index is accurate or complete.

The Dow Jones U.S. Real Estate Index is reported by Bloomberg L.P. under the ticker symbol “DJUSRE.”

General

The Dow Jones U.S. Real Estate Index is designed to track the performance of real estate investment trusts (“REITs”) and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies. REITs are passive investment vehicles that invest primarily in income-producing real estate or real estate-related loans and interests.

The Dow Jones U.S. Real Estate Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Background of the Dow Jones U.S. Real Estate Index

The Dow Jones U.S. Real Estate Index is one of the sector indices of the Dow Jones U.S. Index, which measures the performance of the U.S. stock market and is composed of 95% of U.S. stocks by float-adjusted market capitalization (“FMC”), subject to minimum liquidity requirements. The sector indices are constructed by categorizing the constituent stocks of the parent index into industries, supersectors, sectors and subsectors, as defined by the proprietary Dow Jones Industry Classification System. A separate index is maintained for each group at each of the four levels. Companies are classified into subsectors, the most specific level of classification, based on their primary source of revenue. The subsectors are rolled up into sectors, which in turn are rolled up into supersectors and finally into industries, the broadest level of classification.

Composition of the Dow Jones U.S. Real Estate Index

The eligible universe for inclusion in the Dow Jones U.S. Index (the parent index of the Dow Jones U.S. Real Estate Index) is all stocks traded on the major U.S. stock exchanges, minus any non-common issues and illiquid stocks. To be included in the Dow Jones U.S. Real Estate Index, the stock must be included in the Dow Jones U.S. Index and the issuer of the component securities must be classified in the Real Estate supersector of industry classifications. The Real Estate supersector—part of the financials industry classification—is composed of two sectors.

The Real Estate Investment & Services sector consists of real estate holding and development companies that invest directly or indirectly in real estate through development, investment, or ownership; and real estate services companies that provide services to real estate companies but do not own the properties themselves, including agencies, brokers, leasing companies, management companies, and advisory services. The Real Estate Investment Trusts sector consists of REITs or listed property trusts (“LPTs”) that invest in office, industrial, retail, residential, specialty (e.g., health care), hotel or lodging properties or that are directly involved in lending money to real estate owners and operators or indirectly through the purchase of mortgages or mortgage-backed securities.

Eligible Securities. Securities may be represented by local listings (shares listed on exchanges in their country of domicile), Depositary Receipts (“DRs”), and other types of offshore listings that trade on major exchanges, screened for share class and liquidity. Index candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case

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basis when necessary to maintain continuity in a company’s index membership. REITs, LPTs and similar real-property-owning pass-through structures taxed as REITs by their domiciles are also eligible.

Ineligible Securities. The following shares are not eligible for inclusion: convertible bonds, equity warrants, exchange-traded funds, exchange-traded notes, closed-end funds, mutual fund shares, investment trusts, unit trusts, preferred stocks that provide a guaranteed fixed return, convertible preferred stocks, fixed-dividend shares, business development companies, limited liability companies, limited partnerships, master limited partnerships and special purpose acquisition companies (“SPACs”).

Multiple Share Classes. All publicly listed multiple share class lines are eligible for index inclusion. A separate investable weight factor (“IWF”), which is an adjustment factor that accounts for publicly available shares of a company, is calculated for each class and the class is included, provided it meets eligibility criteria and foreign investors may hold shares in the class.

Liquidity. Each stock must meet two separate liquidity criteria to be considered eligible for inclusion:

●	12-Month Median Value Traded Ratio (“MVTR”). Stocks must have a MVTR of at least 20%. Current constituents remain eligible if they have a MVTR of at least 14%. This ratio is calculated by taking the median daily value traded amount for each of the 12 months preceding the rebalancing reference date, multiplying the amount by the number of days that the stock traded during that month, and then dividing by its end-of-month float-adjusted market capitalization. The sum of the 12 monthly values is the MVTR for that stock. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12.

●	6-Month Median Daily Value Traded (“MDVT”). Stocks must have a MDVT over the six months prior to the rebalancing reference date of at least $250,000. Current constituents remain eligible if they have a MDVT of at least $175,000. If a stock has traded for less than six months, the MDVT amount for as long as the stock has been trading is used.

Calculation of the Dow Jones U.S. Real Estate Index

The Dow Jones U.S. Real Estate Index is a float-adjusted market capitalization-weighted index and is calculated by means of the divisor methodology. On any given day, the index value of the Dow Jones U.S. Real Estate Index is the total float-adjusted market capitalization of its constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the Dow Jones U.S. Real Estate Index multiplied by the number of shares used in the index value calculation. The key to index maintenance is the adjustment of the divisor. Index maintenance – reflecting changes in shares outstanding, corporate actions, addition or deletion of stocks to the index – should not change the level of the Dow Jones U.S. Real Estate Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the Dow Jones U.S. Real Estate Index that alters the total market value of the Dow Jones U.S. Real Estate Index while holding stock prices constant will require a divisor adjustment.

Maintenance of the Dow Jones U.S. Real Estate Index

Annual Reconstitution. The Dow Jones U.S. Real Estate Index is reconstituted annually in September. The process includes the review of all stocks in their respective markets to determine eligibility according to the existing criteria. The reference date for data used in the annual reconstitution is the last business day in July. In addition, the IWF for each stock is reviewed and updated as needed. Changes are implemented at the opening of trading on the Monday following the third Friday of September.

Quarterly Updates. Changes to shares and IWFs are implemented at the open of trading on the Monday following the third Friday of March, June and December. As part of the quarterly update, size classification is reviewed for spin-offs, mergers and acquisitions and quarterly additions, with no changes for the entire universe. The reference date for size classification is five weeks prior to the rebalancing effective date.

Additions. Except for initial public offerings (“IPOs”), and spin-offs, there are no additions between rebalancings. Any stocks considered for addition at a quarterly rebalancing must have an FMC larger than the smallest stock included in the Dow Jones U.S. Real Estate Index at the time of the previous reconstitution.

Fast Track IPOs. Certain large IPOs may be eligible for fast track entry, subject to certain conditions:

Only newly public IPOs and IPO direct placement listings are considered eligible for fast track entry. Formerly bankrupt companies that switch from over-the-counter exchange (“OTC”) or a non-covered exchange to an S&P Dow Jones covered exchange are ineligible.

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Fast track IPO additions must meet a minimum float-adjusted market capitalization threshold of U.S. $2 billion, calculated using the shares offered (excluding over-allotment options) and the closing price on the first day of trading on an eligible exchange. The threshold level is reviewed from time to time and updated as needed to assure consistency with market conditions.

Fast track direct placement listing IPO additions must meet a minimum FMC threshold of U.S. $2 billion, calculated using the shares available to the public as determined by its IWF, and the closing price on the first day of trading on an eligible exchange.

In addition, IPOs must meet the other applicable index eligibility rules excepting liquidity requirements. If the necessary public information is available, S&P Dow Jones verifies that the fast track conditions are met. Once S&P Dow Jones announces that an IPO is eligible, it is added with five business days’ notice. At the committee’s discretion, fast track IPO additions eligible to be added during a quarterly rebalancing freeze period may instead be added on the rebalancing effective date.

Spinoffs. Spin-offs from current index constituents are eligible for index inclusion and are included in the index on their ex-dates. Spin-offs are assigned the same size and style as the parent company at the time of the event. All spin-off sizes are evaluated at the next quarterly review.

Deletions. Between rebalancings, a company can be deleted from the Dow Jones U.S. Real Estate Index due to corporate events such as mergers, acquisitions, takeovers, delistings or bankruptcies. A company is deleted from the index if it is involved in a merger, acquisition, or significant restructuring such that it no longer meets the eligibility criteria. If a company’s shares are no longer available or are no longer trading, the company is deleted from the Dow Jones U.S. Real Estate Index as soon as reasonably possible provided that five days’ notice is given. In the event the information of delisting, bankruptcy or ineligible status becomes public after the fact, the stock may be removed with a one-day notice period.

Corporate Actions. Corporate actions (such as stock splits, stock dividends, spin-offs, and rights offerings) are applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into or expect to enter into a non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Dow Jones U.S. Real Estate Index, which is owned and published by S&P Dow Jones, in connection with the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides or is expected to provide that the following language must be set forth in this market measure supplement.

“The securities are not sponsored, endorsed, sold, or promoted by S&P Dow Jones. S&P Dow Jones makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. S&P Dow Jones’ only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks, trade names, and service marks of S&P Dow Jones and of the Dow Jones U.S. Real Estate Index, which is determined, composed, and calculated by S&P Dow Jones without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones has no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the needs of holders of the securities into consideration in determining, composing, or calculating the Dow Jones U.S. Real Estate Index. S&P Dow Jones is not responsible for and has not participated in the determination of the timing of, prices, or quantities of the securities to be issued or in the determination or calculation of any amounts payable on the securities. S&P Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of the securities.

S&P DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, WELLS FARGO FINANCE LLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE

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FOREGOING, IN NO EVENT SHALL S&P DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG S&P DOW JONES, WELLS FARGO & COMPANY AND WELLS FARGO FINANCE LLC.”

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THE FTSE® 100 INDEX

We obtained all information contained in this market measure supplement regarding the FTSE® 100 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE”), the index sponsor. FTSE is a wholly-owned subsidiary of the London Stock Exchange Group plc (the “LSEG”). The FTSE® 100 Index is an index calculated, published and disseminated by FTSE. FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE® 100 Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the FTSE® 100 Index in connection with the offer and sale of the securities.

In addition, information about the FTSE® 100 Index may be obtained from other sources including, but not limited to, the FTSE® 100 Index sponsor’s website (including information regarding (i) the FTSE® 100 Index’s top five constituents and their respective weightings and (ii) the FTSE® 100 Index’s sector weightings). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the FTSE® 100 Index is accurate or complete.

The FTSE® 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

General

The FTSE® 100 Index measures the composite price performance of stocks of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange (the “LSE”). Publication of the FTSE® 100 Index began in January 1984.

The FTSE® 100 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the FTSE® 100 Index

The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks of U.K. companies trading on the LSE that were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. Where there are multiple lines of listed equity capital in a company, all are included and priced separately, provided that the secondary line’s full market capitalization (i.e., before the application of any investability weightings), is greater than 25% of the full market capitalization of the company’s principal line and the secondary line satisfies the eligibility rules and screens in its own right in all respects. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

A company will be considered a U.K. company if it is U.K. incorporated, has its sole listing in the United Kingdom and has a minimum free float of 10%. If a company is not incorporated in the U.K., the company will be eligible to be considered a U.K. company if it publicly acknowledges adherence to the principles of the UK Corporate Governance Code, pre-emption rights and the U.K. Takeover Code as far as practicable, and has a minimum free float of 25%. A company will be allocated to a single country.

Companies are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. The voting rights screen is applied to any potential new constituents on a quarterly basis, and existing constituents will be tested on an annual basis in conjunction with the June review.

The FTSE® 100 Index is overseen and reviewed quarterly by the FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee (the “Index Steering Committee”) in order to maintain continuity in the level. The Index Steering Committee undertakes the reviews of the FTSE® 100 Index and ensures that constituent changes and index calculations are made in accordance with the ground rules of the FTSE® 100 Index. The FTSE® 100 Index is reviewed on a quarterly basis in March, June, September and December. Each review is based on data at the end of day on the Tuesday before the first Friday of the review month. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e., effective Monday), following the expiry of the ICE Futures Europe futures and options contracts.

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The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the FTSE® 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE® 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. A constant number of constituents will be maintained for the FTSE® 100 Index. Where a greater number of companies qualify to be inserted in the FTSE® 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE® 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest-ranking companies which are presently not included in the FTSE® 100 Index will be inserted to match the number of companies being deleted at the periodic review.

Companies that are large enough to be constituents of the FTSE® 100 Index but do not pass the liquidity test are excluded. They will remain ineligible until the next annual review in June when they will be re-tested against all eligibility screens.

Calculation of the FTSE® 100 Index

The FTSE® 100 Index is an arithmetic weighted index where the weights are the market capitalization of each FTSE Underlying Stock. The FTSE® 100 Index is calculated by summing the free float-adjusted market values (or capitalizations) of all FTSE Underlying Stocks within the index divided by the divisor. On the base date, the divisor is calculated as the sum of the market capitalizations of the FTSE Underlying Stocks divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the FTSE Underlying Stocks. In order to minimize and/or prevent discontinuities in the FTSE® 100 Index in the event of a corporate action or change in constituents, adjustments are made to the prices used to calculate the FTSE® 100 Index with the goal of ensuring that the changes in the FTSE® 100 Index between two consecutive dates reflects only market movements rather than including change due to the impact of corporate actions or constituent changes. These adjustments are made in an attempt to ensure that the values of the FTSE® 100 Index remain comparable over time and that changes in the level of the FTSE® 100 Index properly reflect the change in value of a portfolio of FTSE Underlying Stocks with weights the same as in the FTSE® 100 Index.

Corporate Events Affecting the FTSE® 100 Index

FTSE applies corporate actions to the FTSE® 100 Index on a daily basis. FTSE has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE in a manner consistent with its statement of general principles.

In addition, FTSE has established guidance for the treatment of corporation actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE’s actions in all circumstances. FTSE reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

License Agreement

Wells Fargo & Company, our parent company, and FTSE have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the FTSE® 100 Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and FTSE provides or is expected to provide that the following language must be set forth in this market measure supplement:

“THE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE RUSSELL OR BY THE LONDON STOCK EXCHANGE GROUP COMPANIES AND NEITHER FTSE NOR THE LSE MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR IMPLIEDLY, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE FTSE® 100

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INDEX AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. FTSE® 100 INDEX IS COMPILED AND CALCULATED BY FTSE. HOWEVER, NEITHER FTSE NOR THE LSE SHALL BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE FTSE 100® INDEX AND NEITHER FTSE NOR THE LSE SHALL BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.”

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THE MSCI INDICES

We obtained all information contained in this market measure supplement regarding the MSCI ACWI Index®, the MSCI EAFE Index® and the MSCI Emerging Markets IndexSM (each, an “MSCI Index” and collectively, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”), the index sponsor. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Indices at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the MSCI Indices in connection with the offer and sale of the securities.

In addition, information about the MSCI Indices may be obtained from other sources including, but not limited to, the MSCI Indices sponsor’s website (including information regarding (i) the sector weightings and (ii) the country weightings for the MSCI Indices). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the MSCI Indices is accurate or complete.

The MSCI Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The MSCI ACWI Index®

The MSCI ACWI Index® is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in both the global developed and emerging markets. As of the date of this market measure supplement, the following country indices are included in the MSCI ACWI Index®: (i) the following developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States; and (ii) the following emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Kuwait, Malaysia, Mexico, Peru, the Philippines, Poland, Qatar, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI ACWI Index® are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI ACWI Index® is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below. For purposes of the below methodology, all of the country indices included in the MSCI ACWI Index® are classified either as developed market indices or emerging market indices. In addition, the MSCI ACWI Index® is considered a “standard” index, which means it consists of eligible large- and mid-capitalization stocks, as determined by MSCI. Our parent company, Wells Fargo & Company is one of the companies currently included in the MSCI ACWI Index®. The U.S. dollar price return version of the MSCI ACWI Index® is reported by Bloomberg L.P. under the ticker symbol “MXWD.”

The MSCI EAFE Index®

The MSCI EAFE Index® is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure developed market equity performance, excluding the United States and Canada. As of the date of this market measure supplement, the following developed market country indices are included in the MSCI EAFE Index®: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI EAFE Index® are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI EAFE Index® is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below. For purposes of the below methodology, all of the country indices included in the MSCI EAFE Index® are classified as developed market indices. In addition, the MSCI EAFE Index® is considered a “standard” index, which means it consists of eligible large- and mid-capitalization stocks, as determined by MSCI. The U.S. dollar price return version of the MSCI EAFE Index® is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

The MSCI Emerging Markets Index℠

The MSCI Emerging Markets Index℠ is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in the global emerging markets. As of the date of this market measure supplement, the following emerging market country indices are included in the MSCI Emerging Markets Index℠: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Kuwait, Malaysia,

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Mexico, Peru, the Philippines, Poland, Qatar, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI Emerging Markets Index℠ are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI Emerging Markets Index℠ is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below. For purposes of the below methodology, all of the country indices included in the MSCI Emerging Markets Index℠ are classified as emerging market indices. In addition, the MSCI Emerging Markets Index℠ is considered a “standard” index, which means it consists of eligible large- and mid-capitalization stocks, as determined by MSCI. The U.S. dollar price return version of the MSCI Emerging Markets Index℠ is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

Constructing the MSCI Indices

The MSCI Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the Standard Index; and (v) classifying securities under the Global Industry Classification Standard (the “GICS®”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: All listed equity securities, including real estate investment trusts (“REITs”) and certain income trusts in Canada, are eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities and stapled securities each of the underlying components of which exhibit characteristics of equity securities are also eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange-traded funds (“ETFs”), equity derivatives and most investment trusts are not eligible for inclusion in the equity universe.

(ii)	Country Classification of Eligible Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified into market categories, including Developed Markets (“DM”) and Emerging Markets (“EM”). Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology.

The global investable equity universe is the aggregation of all market investable equity universes.

(i)	Identifying Eligible Listings: A security may have a listing that trades in the country where it is classified (a “local listing”) and/or a listing that trades in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe as determined by MSCI. A security may be represented by a foreign listing only if the security is classified in a country that meets certain foreign listing materiality requirements, and the security’s foreign listing is traded on an eligible stock exchange of a DM country if the security is classified in a DM country or, if the security is classified in an EM country, an eligible stock exchange of a DM country or an EM country.

(ii)	Applying Investability Screens: Some of the investability requirements are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

The investability screens used to determine the investable equity universe in each market are as follows:

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(a)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the equity universe sorted in descending order by full market capitalization.

(b)	Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by the annualized traded value ratio (“ATVR”) and the frequency of trading. In addition to the ATVR and frequency of trading requirements, securities in the MSCI China equity universe will not be eligible for inclusion in the market investable equity universe if the securities are suspended on the price cutoff date of the index review or have been suspended for 50 consecutive business days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe: (i) local listing; (ii) foreign listing in the same geographical region; and (iii) foreign listing in a different geographical region.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(d)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s foreign inclusion factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(e)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non-index constituents are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

(f)	Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed must be at least 15%.

(g)	Financial Reporting Requirement: This investability screen is applied at the company level. Companies classified to the United States must file a Form 10-K/10-Q to be eligible for inclusion in the United States investable equity universe.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size–based indices (the “Size Segment Indices”), with the following free float-adjusted market capitalization market coverage target ranges:

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●	Investable Market Index (Large + Mid + Small): 99%+1% or -0.5%

●	Standard Index (Large + Mid): 85% ± 5%

●	Large Cap Index: 70% ± 5%

●	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

●	Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements (which includes minimum free-float market capitalization requirements, minimum foreign room requirements, and exclusions for securities that exhibit extreme price increases).

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization among the securities included in the market investable equity universe are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.5, and securities are added until the desired minimum number of securities is reached.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P Dow Jones Indices, the GICS®. The GICS® entails four levels of classification: (i) sector; (ii) industry groups; (iii) industries; and (iv) sub–industries. Under the GICS®, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS®. The GICS® classification of each security is used by MSCI to construct additional indices.

Constructing and Calculating the Individual Indices

After companies are allocated to their respective size segments and securities are reviewed for complying with the final size segment requirements, the final list of constituents for each Market Size Segment Index is determined. The MSCI Investable Market Indices are composed of the MSCI Standard Indices and the MSCI Small Cap Indices. The MSCI Standard Indices are further subdivided into the MSCI Large Cap and the MSCI Mid Cap Indices. Two or more Market Indices can be combined to form Composite Indices. Market Indices can be grouped either on the basis of market classification definition, geographical regions, economic regions or other criteria.

Index Calculation

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index levels.

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Maintenance of the MSCI Indices

In order to maintain the representativeness of the MSCI Indices, MSCI may make structural changes to the MSCI Indices as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI Indices or subtract one or more of its current component country indices prior to the maturity of the securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI Indices.

In particular, index maintenance involves quarterly index reviews in February, May, August and November, which include: updating the indices on the basis of a fully refreshed equity universe; taking buffer rules into consideration for migration of securities across size and style segments; and updating FIFs and number of shares (“NOS”).

Corporate Events

In addition, ongoing event-related changes to the MSCI Indices are made as the result of mergers, acquisitions, spin-offs, suspensions, delistings, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. Changes resulting from corporate events involve many aspects, including additions, deletions, changes in NOS, changes in industry classification and changes in foreign inclusion factors and/or domestic inclusion factors as a result of updated free float estimates. These changes generally are reflected in the MSCI Indices at the time of the event. In addition, changes in NOS are consistently coordinated with changes in foreign inclusion factors and/or domestic inclusion factors to attempt to accurately reflect the investability of the underlying securities. Changes resulting from corporate events that could not be implemented on or near the effective dates and where no price adjustment factor is necessary, such as private placements and secondary offerings, are implemented at the following regularly scheduled index review. IPOs that are significant in size and meet the MSCI inclusion criteria may be considered for early inclusion in the Standard Index. If the decision is made to include an IPO early, the inclusion is effective after the close of the security’s tenth day of trading.

Further information about the MSCI corporate events methodology may be obtained from other sources including, but not limited to, the MSCI Indices sponsor’s website. We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the MSCI Indices is accurate or complete.

License Agreement

Wells Fargo & Company, our parent company, and MSCI Inc. have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the MSCI Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and MSCI provides or is expected to provide that the following language must be stated in this market measure supplement:

“THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE MSCI INDICES (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI, THE MSCI ACWI INDEX®, THE MSCI EAFE INDEX® AND THE MSCI EMERGING MARKETS INDEXSM ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY WELLS FARGO & COMPANY. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE

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LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI ACWI INDEX®, THE MSCI EAFE INDEX® AND THE MSCI EMERGING MARKETS INDEXSM WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR OWNER OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE MSCI INDICES OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE MSCI INDICES OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI INDICES OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE MSCI INDICES AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.”

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THE MARKETVECTORTM GLOBAL GOLD MINERS INDEX

We obtained all information contained in this market measure supplement regarding the MarketVectorTM Global Gold Miners Index (the “Gold Miners Index”), including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MarketVector Indexes GmbH (“MVIS”), the index sponsor. The Gold Miners Index was developed by MVIS and is maintained and published by MVIS. The Gold Miners Index is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue publication of, the Gold Miners Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Gold Miners Index in connection with the offer and sale of the securities.

In addition, information about the Gold Miners Index may be obtained from other sources including, but not limited to, the Gold Miners Index sponsor’s website. We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Gold Miners Index is accurate or complete.

The Gold Miners Index is designed to track the performance of the global gold and silver mining segment, which includes companies that derive at least 50% (25% for current components) of their revenues from gold mining/royalties/streaming and/or silver mining/royalties/streaming or with mining projects that have the potential to generate at least 50% (25% for current components) of their revenues from gold and/or silver when developed. The Gold Miners Index was launched on June 3, 2025, with a base index value of 1,000 as of April 30, 2006.

The Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “MVGDX.”

The Gold Miners Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Composition and Maintenance

Index Universe

The index universe includes only common securities and securities with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange. Securities listed on (1) exchanges in Bahrain, China (domestic market), India, Kuwait, Luxembourg, Oman, Qatar, Russia, Saudi Arabia, United Arab Emirates and Vietnam or (2) Paris Euronext Auction, Hamburger Boerse, Boerse Berlin, Oslo Euronext Growth or London Stock Exchange are excluded.

Investable Index Universe

Only companies with a free float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion the Gold Miners Index. In addition, stocks that are currently not in the Gold Miners Index must meet the following size and liquidity requirements:

1.	a full market capitalization exceeding $150 million;

2.	a three-month average-daily-trading volume of at least US $1 million at the current review and also at the previous two reviews; and

3.	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Gold Miners Index the following applies:

1.	a full market capitalization exceeding $75 million;

2.	a three-month average-daily-trading volume of at least $0.2 million at the current review and also at the previous two reviews; and

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3.	a three-month average-daily-trading volume of at least $0.6 million at current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.

Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free-float market capitalization of a non-component share line:

1.	exceeds the free-float market capitalization of a share line of the same company which is an index component by at least 25%; and

2.	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Constituent Selection

The Gold Miners Index is reviewed and rebalanced on a quarterly basis in March, June, September and December. The target coverage of the Gold Miners Index is 90% of the free-float market capitalization of the investable universe with at least 25 companies. The constituents of the Gold Miners Index are selected using the following procedure:

1.	All securities in the eligible universe are sorted in terms of free-float market capitalization in descending order.

2.	Securities covering the top 85% of the free-float market capitalization of the eligible universe qualify for selection.

3.	Current components between 85% and 98% of the free-float market capitalization of the eligible universe also qualify for selection.

4.	If the coverage is still below 90% of the free-float market capitalization of the eligible universe or the number of components in the Gold Miners Index is still below 25, the largest remaining securities will be selected until both the target coverage and minimum number of components are reached.

5.	In case the number of eligible securities is below the minimum of 25, additional securities are added by MVIS’s decision until the number of securities selected for inclusion in the Gold Miners Index reaches the minimum of 25 securities.

In addition to the periodic reviews, the Gold Miners Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Index Calculation

The value of the Gold Miners Index is calculated using the Laspeyres’ formula, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the relevant MVIS Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free float factor (rounded to two decimal places);

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fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free-float market capitalization of the relevant MVIS Index; and

D = divisor (rounded to six decimal places).

Free Float

The Gold Miners Index is free float-adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free float factors are reviewed quarterly.

Index Company-Weighting Cap Factors

Companies in the Gold Miners Index are ranked according to their free-float market capitalization, as modified by the company-weighting cap factors. The Gold Miners Index uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Gold Miners Index:

1.	All index components are weighted by their free-float market capitalization.

2.	All index components exceeding 4.5%, but at least the largest five and no more than the largest 10 constituents, are grouped together (the “Large-Weights”). All other index constituents are also grouped together (the “Small-Weights”).

3.	The aggregated weighting of the Large-Weights is capped at 45%:

a.	If the aggregated weight of all Large-Weights exceeds 45%, a capping factor is calculated and applied to bring the weight down to 45% and at the same time, a second capping factor is calculated and applied to increase the aggregated weight of the Small-Weights to 55%.

b.	Large-Weights: The maximum weight for any single security is 20% and the minimum weight is 5%. If a security is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be redistributed proportionally across all other Large-Weights.

c.	Small-Weights: The maximum weight for any single security is 4.5%. If a security is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across all other Small-Weights.

In case the aggregated weight of all index components with less than 50% of their revenue derived from the activities described above exceeds 20%, a weighting cap factor will be applied to ensure the aggregated weight of such index components does not exceed 20%. The excess weight shall be proportionally redistributed among the uncapped index components with more than 50% exposure to such activities within the Small-Weights.

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THE MVIS® US LISTED OIL SERVICES 25 INDEX

We obtained all information contained in this market measure supplement regarding the MVIS® US Listed Oil Services 25 Index (the “Oil Services Index”), including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MarketVector Indexes GmbH (“MVIS”), the index sponsor. The Oil Services Index was developed by MVIS and is maintained and published by MVIS. The Oil Services Index is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue publication of, the Oil Services Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Oil Services Index in connection with the offer and sale of the securities.

In addition, information about the Oil Services Index may be obtained from other sources including, but not limited to, the Oil Services Index sponsor’s website. We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Oil Services Index is accurate or complete.

The Oil Services Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector, including companies that are primarily engaged in oil equipment, oil services and/or oil drilling. The Oil Services Index was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000.

The Oil Services Index is reported by Bloomberg L.P. under the ticker symbol “MVOIH.”

The Oil Services Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Composition and Maintenance

Index Universe

The index universe includes only common securities and securities with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Securities must be listed on a U.S. exchange to qualify for the index universe.

Investable Index Universe

Only companies with a free float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion the Oil Services Index. In addition, stocks that are currently not in the Oil Services Index must meet the following size and liquidity requirements:

1.	a full market capitalization exceeding $150 million;

2.	a three-month average-daily-trading volume of at least US $1 million at the current review and also at the previous two reviews; and

3.	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Oil Services Index the following applies:

1.	a full market capitalization exceeding $75 million;

2.	a three-month average-daily-trading volume of at least $0.2 million at the current review and also at the previous two reviews; and

3.	a three-month average-daily-trading volume of at least $0.6 million at current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.

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Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free-float market capitalization of a non-component share line:

1.	exceeds the free-float market capitalization of a share line of the same company which is an index component by at least 25%; and

2.	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Constituent Selection

The Oil Services Index is reviewed on a semi-annual basis in March and September. The Oil Services Index targets 25 constituents, selected using the following procedure:

1.	The largest 50 securities (by full market capitalization) from the investable universe qualify.

2.	The 50 securities are ranked in two different ways: (a) by free-float market capitalization in descending order (the largest security receives rank “1”) and (b) by three-month average-daily-trading volume in descending order (the most liquid security receives rank “1”). These ranks for each security are added up.

3.	The 50 securities are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.

4a.	Initially, the highest ranked 25 securities made up the Oil Services Index.

4b.	On an ongoing basis, securities ranking in the top 10 are selected as components. The remaining 15 companies are selected from the highest-ranking current components ranked between 11 and 40.

5.	If the number of selected securities is still below 25, then the highest ranked remaining securities are selected until 25 companies have been selected.

6.	If the number of eligible securities is below 25, additional securities are added by MVIS’s decision until the number of securities selected reaches 25.

In addition to the periodic reviews, the Oil Services Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Index Calculation

The value of the Oil Services Index is calculated using the Laspeyres’ formula, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the relevant MVIS Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free-float market capitalization of the relevant MVIS Index; and

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D = divisor (rounded to six decimal places).

Free Float

The Oil Services Index is free float-adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free float factors are reviewed quarterly.

Index Company-Weighting Cap Factors

Companies in the Oil Services Index are ranked according to their free-float market capitalization, as modified by the company-weighting cap factors. The Oil Services Index uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Oil Services Index:

1.	All index components are weighted by their free-float market capitalization.

2.	All index components exceeding 4.5%, but at least the largest five and no more than the largest 10 constituents, are grouped together (the “Large-Weights”). All other index constituents are also grouped together (the “Small-Weights”).

3.	The aggregated weighting of the Large-Weights is capped at 50%:

a.	If the aggregated weight of all Large-Weights exceeds 50%, a capping factor is calculated and applied to bring the weight down to 50% and at the same time, a second capping factor is calculated and applied to increase the aggregated weight of the Small-Weights to 50%.

b.	Large-Weights: The maximum weight for any single security is 20% and the minimum weight is 5%. If a security is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be redistributed proportionally across all other Large-Weights.

c.	Small-Weights: The maximum weight for any single security is 4.5%. If a security is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across all other Small-Weights.

In case the aggregated weight of all index components with less than 50% of their revenue derived from the activities described above exceeds 20%, a weighting cap factor will be applied to ensure the aggregated weight of such index components does not exceed 20%. The excess weight shall be proportionally redistributed among the uncapped index components with more than 50% exposure to such activities within the Small-Weights.

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THE NASDAQ-100 INDEX®

We obtained all information contained in this market measure supplement regarding the Nasdaq-100 Index®, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nasdaq, Inc. (“Nasdaq”), the index sponsor. Nasdaq has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100 Index® at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Nasdaq-100 Index® in connection with the offer and sale of the securities.

In addition, information about the Nasdaq-100 Index® may be obtained from other sources including, but not limited to, the Nasdaq-100 Index® sponsor’s website (including information regarding the sector weightings of the Nasdaq-100 Index®). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Nasdaq-100 Index® is accurate or complete.

The Nasdaq-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

The Nasdaq 100-Index® does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the underlying stocks and hold them until maturity.

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of the 100 largest non-financial companies listed on The Nasdaq Stock Market. The Nasdaq-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 125.00, as adjusted.

The index share weights of the index component securities of the Nasdaq-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the Nasdaq-100 Index® is directly proportional to the value of its index share weight.

Calculation of the Nasdaq-100 Index®

At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current index share weights of each of the index component securities, which are based on the total shares outstanding of each such index component security, multiplied by each such index component security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported Nasdaq-100 Index® value. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for index reporting purposes.

Security Eligibility Criteria

To qualify for index inclusion, securities must meet the following Security Eligibility Criteria which are applied as of the reconstitution reference date.

Eligibility Security Types. Eligible security types include common stocks, tracking stocks, and American Depositary Receipts (“ADRs”) including New York Registry Shares. Real Estate Investment Trusts (“REITs”), Special Purpose Acquisition Companies (“SPACs”), and “when-issued” securities are not eligible.

Multiple Classes Of Securities. Multiple classes of securities issued by the same company are each eligible, subject to meeting all other security eligibility criteria. For constituent selection and weighting purposes, the market capitalization of each company is the combined market capitalization of all eligible share classes. Unless otherwise noted, unlisted share classes are ineligible and will not be considered in the calculation of a company’s market capitalization.

Eligible Exchanges. To be eligible for index inclusion, a company’s primary U.S. listing must be listed exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market.

Industry or Sector Eligibility. To be eligible, a company must not be classified as being in the Financial Industry according to the Industry Classification Benchmark (“ICB”), a product of FTSE International Limited that is used under license. Companies classified as being in the Real Estate Industry, according to the ICB, are eligible unless organized as a REIT.

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Market Capitalization Eligibility. There is no minimum or maximum market capitalization criterion, although the security selection process is based in part on a ranking of companies by market capitalization.

Liquidity Eligibility. A security must have a three-month average daily traded value of at least $5 million.

Seasoning Eligibility. To be eligible for initial index inclusion, a security must have been listed and available for trading on an eligible exchange for at least three full calendar months, not including the month of initial listing. For seasoning purposes, eligible exchanges include Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American and CBOE BZX. Seasoning eligibility is determined as of the constituent selection reference date and includes that month, therefore:

●	to be considered for inclusion at the annual December reconstitution, a security must have been listed and available for trading on an eligible exchange no later than the last business day of August, with seasoning occurring over the months of September, October, and November and

●	to be considered for inclusion as a replacement, a security must be seasoned by the last day of the month preceding the replacement event. For example, if a replacement event were to occur in July, the required seasoning period would include all of April, May, and June.

The trading history of a SPAC prior to its combination with an operating company will not count towards satisfying the seasoning requirement, regardless of whether the SPAC is determined to be the acquirer or the target in the transaction. Any security that is already a member of the Nasdaq-100 Index®, including those added as the result of a spin-off event, will be exempt from the seasoning requirement.

Float Eligibility Criteria. A security must have a free float of at least 10%.

Other Eligibility Criteria. Companies that have filed for bankruptcy, or equivalent protection from creditors, will not be considered for initial inclusion in the Nasdaq-100 Index®. A company that has entered into a definitive agreement or other arrangement that is expected to make it ineligible will not be considered for initial inclusion in the Nasdaq-100 Index®. Such agreements and arrangements include, but are not limited to:

●	An agreement to be purchased by another entity or to become privately owned.

●	A plan to delist or to transfer to an ineligible exchange.

●	A plan to reorganize as an ineligible security type.

●	A decision to liquidate or otherwise permanently cease operations.

Constituent Selection

A reconstitution is conducted on an annual basis, at which time all eligible companies are ranked based on market capitalization, as of the reconstitution reference date.

The market capitalization of each company is the combined market capitalization of all eligible share classes. For inclusion purposes, the market capitalization of an ADR will normally be determined based on the depositary shares outstanding, as reported by the depositary banks. This means that a non-U.S. company represented by an ADR may be considered for inclusion in the Nasdaq-100 Index® at less than its full global market capitalization. Notwithstanding the foregoing, an ADR that serves as a company’s primary global listing (i.e., the underlying shares are not listed or available for trading elsewhere) will be considered for inclusion based on its full global market capitalization, in the same manner as a direct listing.

Once ranked, companies are selected for index inclusion based on the following order of criteria:

1.	The top 75 ranked companies are selected for inclusion in the Nasdaq-100 Index®.

2.	Any other companies that were members of the Nasdaq-100 Index® as of the reconstitution reference date and are ranked within the top 100 ranked companies are also selected for inclusion in the Nasdaq-100 Index®.

3.	If fewer than 100 companies are selected based on the first two criteria, then the remaining positions will first be filled, in rank order, by companies currently in the Nasdaq-100 Index® as of the reconstitution reference date, which are ranked in positions 101-125, as long as they were:

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a.	ranked in the top 100 as of the reference date of the previous reconstitution, or

b.	added as a replacement since the previous reconstitution, or

c.	added as the result of a spinoff event since the previous reconstitution.

4.	If fewer than 100 companies are selected based on the first three criteria, the remaining positions will be filled, in rank order, by any companies ranked in the top 100 that were not already members of the Nasdaq-100 Index® as of the reconstitution reference date.

Constituent Weighting

The Nasdaq-100 Index® is a modified market capitalization-weighted index.

The quarterly weight process uses company-level weights, which are derived using the price and Total Shares Outstanding (“TSO”) of each security, as of the rebalance reference date. For any company represented by more than one eligible share class, the company weight is the combined weight of the eligible securities representing its share classes. All ADR securities selected for index inclusion will have their weights assigned according to the market capitalization of the depositary shares outstanding, as reported by the depositary banks.

Quarterly Update

For quarterly rebalances in March, June, and September, index shares for each security are adjusted by the percentage change in that company’s TSO since the previous TSO update. Following those adjustments, the resulting company weights are evaluated based on two constraints: (i) no company’s weight may exceed 24% and (ii) the aggregate weight of the companies whose weights exceed 4.5% may not exceed 48%.

If neither constraint is violated, then no further adjustments are made, and the quarterly constituent weighting process is complete.

Only in cases where either or both of the constraints above are violated, or when the quarterly rebalance coincides with the annual reconstitution (i.e., December), quarterly weight adjustments are made according to a two-stage adjustment process described below. This process uses the price and TSO of each security, as of the rebalance reference date, to derive the initial company-level weights.

Stage 1 adjustment. If no company’s initial weight exceeds 24% of the Nasdaq-100 Index®, initial weights are used as Stage 1 weights without adjustment. Otherwise, initial weights are adjusted such that no company’s weight may exceed 20% of the Nasdaq-100 Index®.

Stage 2 adjustment. If the aggregate weight of the companies whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as the final weights. Otherwise, Stage 1 weights are adjusted such that: (i) the aggregate weight of the companies whose Stage 1 weights exceeded 4.5% is set to 40% and (ii) companies with Stage 1 weights below 4.5% may also have their weights adjusted to preserve the initial rank order of all companies.

If the two-stage process results in a violation of the weighting constraints as previously detailed in the quarterly update section, then the process is repeated until the company weights meet the constraints.

Annual Weight Adjustment

The annual reconstitution employs an additional two-stage weight adjustment using security-level constraints. For any company with more than one eligible share class, the securities representing those share classes are considered separately.

Final security weights from the quarterly weight adjustment are used as the initial security weights for the annual weight adjustment process.

Stage 1 adjustment. If no security’s initial weight exceeds 15%, initial weights are used as Stage 1 weights. Otherwise, initial weights are adjusted such that no security’s weight may exceed 14% of the Nasdaq-100 Index®.

Stage 2 adjustment. If the aggregate weight of the securities with the five largest Stage 1 weights does not exceed 40%, Stage 1 weights are used as final weights. Otherwise, Stage 1 weights are adjusted such that: (i) the aggregate weight of the securities with the five largest Stage 1 weights is set to 38.5% and (ii) in order to preserve the initial rank

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order of the securities, the final index weight of any security outside the five largest will be capped at the lesser of 4.4% or the weight of the fifth largest security.

If the two-stage process results in a violation of the weighting constraints as previously detailed in the annual weight adjustment section, then the process is repeated until the security weights meet the constraints.

Reconstitution and Rebalancing of the Nasdaq-100 Index®

Nasdaq selects constituents once annually in December. The security eligibility criteria are applied using market data as of the last trading date of November (the “reconstitution reference date”). Index reconstitutions are announced in early December and become effective at market open on the first trading day following the third Friday in December.

The Nasdaq-100 Index® is rebalanced on a quarterly basis in March, June, September and December. The Nasdaq-100 Index® rebalance uses the total shares outstanding and last sale price of all index component securities as of the prior month-end (February, May, August and November, respectively). Index rebalance changes are announced in early March, June, September and December and become effective at market open on the first trading day following the third Friday in March, June, September and December.

A special rebalance may be triggered, if either of the following weighting restrictions are violated, based on end-of-day values: (i) no company’s weight may exceed 24% and (ii) the aggregate weight of the companies whose weights exceed 4.5% may not exceed 48%.

Notice of a special rebalance, including the effective date and reference date, will be published in advance through the normal channels, and will follow the quarterly update process.

Maintenance of the Nasdaq-100 Index®

Deletion Policy

If, at any time, it is determined that an index component security is ineligible for continued inclusion, it will be removed as soon as practicable. Advanced notice of an index component security deletion, including the effective date, will be announced through the normal channels.

This may include:

●	Delisting or transferring to an ineligible exchange.

●	Reorganizing as an ineligible security type (e.g., a REIT).

●	Reclassification as a Financial company, according to the ICB.

●	Involvement in a merger, acquisition, or other major corporate event that would make continued inclusion impossible, impractical, or inappropriate.

●	Failure to maintain a weight of at least 0.10% for two consecutive month ends*.

●	For a security added to the Nasdaq-100 Index® as the result of a spin-off event, failure to establish a weight of at least 0.10% at the end of its second day of regular-way trading as an index member.

●	Declaring bankruptcy, liquidating or otherwise permanently ceasing operations.

* Any company that fails to maintain a weight of at least 0.10% for two consecutive month-ends will be removed if it is also ranked outside of the top 100 eligible companies by market capitalization as of the most recent month-end.

In circumstances where it is not possible to provide sufficient advanced notification of the removal event and/or the identity of a replacement, the security being removed may remain in the Nasdaq-100 Index® at its last sale price, or at an appropriate “deal price”, until the effective date of the replacement company’s entry into the Nasdaq-100 Index®. In such cases, a temporary placeholder security may be utilized, and will be denoted by adding a dollar sign to the beginning and end of the security’s ticker symbol.

Securities that are added to the Nasdaq-100 Index® as the result of a spin-off event are normally maintained in the Nasdaq-100 Index®, subject to the removal criteria specified above. Those that are not immediately removed may

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be removed at a later date to protect the integrity of the Nasdaq-100 Index®, for example, if a spun-off security demonstrates liquidity characteristics that diverge materially from the security eligibility criteria.

Replacement Policy

Other than at the index reconstitution, except for spin-offs, additions to the Nasdaq-100 Index® occur only when there is a deletion that requires replacement. The company with the largest market capitalization that meets all eligibility criteria as of the prior month-end, and which is not already an index member, will replace the deleted company.

For companies represented by more than one share class, the company will only be considered deleted when all its share classes have been removed from the Nasdaq-100 Index®. If a security is removed, but other securities representing the same company remain in the Nasdaq-100 Index®, a replacement event will not be triggered. A security that was added to the Nasdaq-100 Index® as the result of a spin-off event, and then removed before the next reconstitution, will not be replaced. For pending deletions set to occur soon after a reconstitution and/or rebalance effective date, the removal may be accelerated to occur in conjunction with the reconstitution and/or rebalance event.

Corporate Actions

In the periods between scheduled index reconstitution and rebalancing events, individual index component securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100 Index®.

At the quarterly rebalancing, no changes are made to the Nasdaq-100 Index® from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Governance of the Nasdaq-100 Index®

The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly and reviews items including, but not limited to, pending corporate actions that may affect index component securities, statistics comparing the composition of the Nasdaq-100 Index® to the market, companies that are being considered as candidates for addition to the Nasdaq-100 Index® and any significant market events.

License Agreement

Wells Fargo & Company, our parent company, and Nasdaq have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for a sub-license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Nasdaq-100 Index® in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and Nasdaq provides or is expected to provide that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq with its affiliates are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is in the licensing of the Nasdaq®, Nasdaq-100®, and Nasdaq-100 Index® registered trademarks and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. Nasdaq has no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY,

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WELLS FARGO FINANCE LLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

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THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠

We obtained all information contained in this market measure supplement regarding the Nasdaq-100® Technology Sector Index℠, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), the index sponsor. Nasdaq OMX has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100® Technology Sector Index℠ at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Nasdaq-100® Technology Sector Index℠ in connection with the offer and sale of the securities.

In addition, information about the Nasdaq-100® Technology Sector Index℠ may be obtained from other sources including, but not limited to, the Nasdaq-100® Technology Sector Index℠ sponsor’s website (including information regarding the sector weightings of the Nasdaq-100® Technology Sector Index℠). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Nasdaq-100® Technology Sector Index℠ is accurate or complete.

The Nasdaq-100® Technology Sector Index℠ is reported by Bloomberg L.P. under the ticker symbol “NDXT.”

The Nasdaq 100® Technology Sector Index℠ does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the underlying stocks and hold them until maturity.

The Nasdaq-100® Technology Sector Index℠ is an equal-weighted, price-return index designed to measure the performance of the technology companies in the Nasdaq-100 Index®.

Security Eligibility Criteria

In order to be eligible for inclusion in the Nasdaq-100® Technology Sector Index℠, a security must (i) be included in the Nasdaq-100 Index®, the parent index, and (ii) a company must be classified as a Technology Company (any company classified under the Technology Industry), according to the Industry Classification Benchmark (“ICB”). See “Description of Equity Indices—The Nasdaq-100 Index®” above for security eligibility criteria of the parent index.

Index Calendar

The Nasdaq-100® Technology Sector Index℠ follows the same reconstitution and rebalance schedule as the Nasdaq-100 Index®.

Constituent Selection

All securities that meet the security eligibility criteria described above are included in the Nasdaq-100® Technology Sector Index℠.

Constituent Weighting

Constituent Weighting Scheme

The Nasdaq-100® Technology Sector Index℠ is an equal-weighted index.

Constituent Weighting Process

The Nasdaq-100® Technology Sector Index℠ is rebalanced quarterly such that all issuers within the Nasdaq-100® Technology Sector Index℠ have an equal index market value. For issuers represented by multiple securities, the index market values are equally apportioned across their respective index securities. Index shares are calculated by dividing each index security’s resulting index market value by its last sale price.

Index Maintenance

Deletion Policy

If a component of the Nasdaq-100® Technology Sector Index℠ is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector Index℠ at the same time.

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Replacement Policy

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100 Technology Sector Index. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector Index℠ and will assume the weight of the removed company on the index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100 Technology Sector Index℠ at the next quarterly Rebalance. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector Index℠ and the divisor of the Nasdaq-100® Technology Sector Index℠ is adjusted to ensure Index continuity.

Additions Policy

If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector Index℠ at the same time.

Corporate Actions

In the interim periods between scheduled index reconstitution and rebalance events, individual index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Index.

Index Share Adjustments

Other than as a direct result of corporate actions, the Nasdaq-100® Technology Sector Index℠ does not normally experience share adjustments between scheduled index rebalance and reconstitution events.

For information about the construction, calculation methodology and maintenance of the Nasdaq-100 Index®, the parent index, please see “Description of Equity Indices—The Nasdaq-100 Index®” above.

License Agreement

Wells Fargo & Company, our parent company, and Nasdaq OMX have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for a sub-license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Nasdaq-100® Technology Sector Index℠ in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and Nasdaq provides or is expected to provide that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq with its affiliates are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100® Technology Sector Index℠ to track general stock market performance. The Corporations’ only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is in the licensing of the Nasdaq® and the Nasdaq-100® Technology Sector Index℠ registered trademarks and certain trade names of the Corporations and the use of the Nasdaq-100® Technology Sector Index℠ which is determined, composed and calculated by Nasdaq without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. Nasdaq has no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100® Technology Sector Index℠. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

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THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠ OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, WELLS FARGO FINANCE LLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠ OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠ OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

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THE NIKKEI STOCK AVERAGE INDEX

We obtained all information contained in this market measure supplement regarding the Nikkei Stock Average Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nikkei Inc. (“Nikkei”), the index sponsor. Nikkei has no obligation to continue to publish, and may discontinue publication of, the Nikkei Stock Average Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Nikkei Stock Average Index in connection with the offer and sale of the securities.

In addition, information about the Nikkei Stock Average Index may be obtained from other sources including, but not limited to, the Nikkei Stock Average Index sponsor’s website. We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Nikkei Stock Average Index is accurate or complete.

The Nikkei Stock Average Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

The Nikkei Stock Average Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

The Nikkei Stock Average Index, also known as the Nikkei 225 Index, is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei Stock Average Index is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei Stock Average Index.

All 225 Nikkei Underlying Stocks are stocks listed on the TSE Prime Market. Stocks listed on the TSE Prime Market are among the most actively traded stocks on the TSE. Prior to April 2022, constituent stocks were selected from the Tokyo Stock Exchange First Section. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average Index) be included in the Nikkei Stock Average Index. The Nikkei Stock Average Index was launched on September 7, 1950, and first calculated by the TSE. Nikkei first calculated and published the Nikkei Stock Average Index in 1970.

Rules of the Periodic Review

Nikkei Underlying Stocks are reviewed twice a year (the “periodic review”) in accordance with the following rules with a base date at the end of January and July, and results of the review are applied in the beginning of April and October, respectively. Results of the review become effective on the first trading day of April and October, and the maximum number of Nikkei Underlying Stocks that can be affected is three, excluding any Nikkei Underlying Stock affected by corporate reorganization near the time of periodic review. Stocks selected by the procedures outlined below are presented as candidates to a committee composed of academics and market professionals for comment; based on comments from the committee, Nikkei determines and announces any changes to the Nikkei Underlying Stocks.

High Liquidity Group

The top 450 most liquid stocks are chosen from the TSE Prime Market. For purposes of this selection, liquidity is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by trading value (defined as (high price/low price)/trading value) in the preceding 5-year period. These 450 stocks constitute the “High Liquidity Group” for the review. Those Nikkei Underlying Stocks that are not in the High Liquidity Group are removed. Those stocks that are not currently Nikkei Underlying Stocks but that are in the top 75 of the High Liquidity Group are added.

Sector Balance

The High Liquidity Group is then categorized into the following six sectors: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

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●	Technology — Pharmaceuticals, Electrical Machinery, Automobiles & Auto Parts, Precision Instruments and Communications;

●	Financials — Banking, Other Financial Services, Securities and Insurance;

●	Consumer Goods — Fishery, Food, Retail and Services;

●	Industrial Materials — Mining, Textiles & Apparel, Pulp & Paper, Chemicals, Petroleum, Rubber, Glass & Ceramics, Steel, Nonferrous Metals and Trading Companies;

●	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Other Manufacturing and Real Estate; and

●	Transportation/Utilities — Railway & Bus, Land Transport, Marine Transport, Air Transport, Warehousing, Electric Power and Gas.

The “appropriate number” of constituents for each sector is defined to be half the number of stocks in that sector. After the liquidity-based adjustments, discussed above, a rebalancing is conducted if any of the sectors are over- or under-represented. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the appropriate number for that sector.

For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-constituent stocks are added from the High Liquidity Group in the order of liquidity (highest liquidity first) to correct the shortage.

Extraordinary Replacement Rules

Nikkei Underlying Stocks that meet the following criteria will be deleted from the Nikkei Stock Average Index: designation as “securities to be delisted” or “securities on alert,” delisting due to corporate restructuring such as merger, share exchange or share transfer, or transfer to a market other than the TSE Prime Market. However, if a constituent stock is delisted due to a corporate restructuring and a stock of a company which constitutes the successor in substance of the delisted company is added, the newly listed stock will replace the delisted stock on the date of its listing in principle. A constituent designated as a “security under supervision” remains a constituent at the time of designation. However, Nikkei may replace such constituent with a pre-announcement when it is highly inappropriate to keep the stock as a constituent (e.g., the probability of delisting is extremely high).

When a Nikkei Underlying Stock is deleted from the Nikkei Stock Average Index as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the time of the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.

Procedures to Implement Constituent Changes

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei Stock Average Index may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

Calculation of the Nikkei Stock Average Index

The Nikkei Stock Average Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding price adjustment factor for such Nikkei Underlying Stock (a “PAF”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The divisor is subject to periodic adjustments as set forth below. The stock prices used in the calculation of the Nikkei Stock Average Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei Stock Average Index is calculated every five seconds.

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The PAF of a Nikkei Underlying Stock will equal 1 if the per share price of such Nikkei Underlying Stock does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. If the per share price of a Nikkei Underlying Stock exceeds 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks, the PAF for such Nikkei Underlying Stock will be calculated in intervals of 0.1 (rounded down) and will equal the highest possible value that, when multiplied by the per share price of such Nikkei Underlying Stock, does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. PAFs are evaluated annually on the base date at the end of July. If an average daily trading value of a stock to be added is relatively low compared with its expected weight, the stock may be added with the PAF which is one-half (rounded up to the nearest 0.1) of the value set by the method described in the preceding sentence. In such case, the PAF of the stock shall be raised to the planned value at the next periodic review in principle.

Effective October 2022, if the weight of any Nikkei Underlying Stock exceeds a certain threshold (the “weight cap threshold”) on the base date of a periodic review, a capping ratio will be applied to decrease the weight of that Nikkei Underlying Stock. The weight cap threshold for any Nikkei Underlying Stock is (i) 12% as of the October 2022 periodic review, (ii) 11% as of the October 2023 periodic review and (iii) 10% as of the October 2024 periodic review. For any Nikkei Underlying Stock to which a capping ratio is applied, the price of that Nikkei Underlying Stock is adjusted by a capped price adjustment factor (“CPAF”) equal to (i) the capping ratio multiplied by (ii) the PAF.

If, on the base date of a periodic review, the weight of any Nikkei Underlying Stock exceeds the weight cap threshold and a capping ratio does not already apply to that Nikkei Underlying Stock, a capping ratio of 0.9 is applied on the effective date of the periodic review. If a capping ratio already applies to any Nikkei Underlying Stock, the capping ratio will be decreased in increments of 0.1 on the effective date of the periodic review until there is a change in the CPAF. If, on the base date of a periodic change, the weight of a Nikkei Underlying Stock to which a capping ratio is applied is below 5%, the capping ratio will be increased in increments of 0.1 on the effective date of the periodic review until there is a change in the CPAF; however, the capping ratio will be canceled if it increases to 1.0. When a Nikkei Underlying Stock to which a capping ratio is applied effects a large-scale stock split or reverse split and the PAF is adjusted by the ratio of the split or reverse split, the capping ratio may be revised as necessary to ensure that the new CPAF does not change the weight of that Nikkei Underlying Stock.

In order to maintain continuity of the Nikkei Stock Average Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Stock Average Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei Stock Average Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable PAF and divided by the new divisor (i.e., the level of the Nikkei Stock Average Index immediately after such change) will equal the level of the Nikkei Stock Average Index immediately prior to the change.

License Agreement

Wells Fargo & Company, our parent company, and Nikkei have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for a sub-license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Nikkei Stock Average Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and Nikkei provides or is expected to provide that the following language must be stated in this market measure supplement:

“The securities are not in any way sponsored, endorsed or promoted by Nikkei. Nikkei does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei Stock Average Index or the figure as which the Nikkei Stock Average Index stands at any particular day or otherwise. The Nikkei Stock Average Index is compiled and calculated solely by Nikkei. However, Nikkei shall not be liable to any person for any error in the Nikkei Stock Average Index and Nikkei shall not be under any obligation to advise any person, including a purchase or vendor of the securities, of any error therein.

In addition, Nikkei gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei Stock Average Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei Stock Average Index.”

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THE RUSSELL INDICES

We obtained all information contained in this market measure supplement regarding the Russell 1000® Index, the Russell 2000® Index, the Russell 3000® Index and the Russell Midcap® Index (each a “Russell Index” and collectively, the “Russell Indices”), including, without limitation, their make-up, method of calculation, and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE Russell, the index sponsor. FTSE Russell is a wholly-owned subsidiary of the London Stock Exchange Group plc. FTSE Russell has no obligation to continue to publish, and may discontinue publication of, any of the Russell Indices at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Russell Indices in connection with the offer and sale of the securities.

In addition, information about the Russell Indices may be obtained from other sources including, but not limited to, the Russell Indices sponsor’s website (including information regarding the Russell Indices’ sector weightings). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Russell Indices is accurate or complete.

The Russell Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

Each Russell Index is a subset of the Russell 3000ETM Index, which includes up to 4,000 of the largest U.S. companies as determined by total market capitalization with over 97% representation of the U.S. equity market.

Bloomberg L.P. reports the levels of the Russell Indices with fewer decimal places of precision than FTSE Russell.

The Russell 1000® Index

The Russell 1000® Index is a float-adjusted market capitalization-weighted index that measures the price performance of 1,000 U.S. large-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the large-capitalization segment of the U.S. equity market. The companies included in the Russell 1000® Index are the 1,000 largest companies that form the Russell 3000E™ Index. The Russell 1000® Index represents approximately 93% of the total market capitalization of the Russell 3000® Index. The Russell 1000® Index is reported by Bloomberg L.P. under the ticker symbol “RIY.”

The Russell 2000® Index

The Russell 2000® Index is a float-adjusted market capitalization-weighted index that measures the price performance of 2,000 U.S. small-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index (i.e., those ranking from 1,001 to 3000 in the Russell 3000E™ Index). The Russell 2000® Index represents approximately 7% of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

The Russell 3000® Index

The Russell 3000® Index is a float-adjusted market capitalization-weighted index that measures the price performance of the largest 3,000 U.S. stocks listed on eligible U.S. exchanges and is designed to represent the broad U.S. equity market. The companies included in the Russell 3000® Index are the 3,000 largest U.S. companies that form the Russell 3000E™ Index. The Russell 3000® Index consists of the 3,000 companies included in the Russell 1000® Index and the Russell 2000® Index, which are subsets of the Russell 3000E™ Index. The Russell 3000® Index represents approximately 96% of the U.S. equity market. The Russell 3000E™ Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000E™ Index. The Russell 3000® Index is reported by Bloomberg L.P. under the ticker symbol “RAY.”

The Russell Midcap® Index

The Russell Midcap® Index is a float-adjusted market capitalization-weighted index that measures the price performance of 800 U.S. mid-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the mid-capitalization segment of the U.S. equity market. The companies included in the Russell Midcap® Index are the 800 smallest U.S. companies that form the Russell 1000® Index, which is composed of the 1,000 largest U.S. companies that form the Russell 3000E™ Index. The Russell Midcap® Index represents approximately 27% of the

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total market capitalization of the Russell 1000® Index. The Russell Midcap® Index is reported by Bloomberg L.P. under the ticker symbol “RMCC.”

Selection of Stocks Underlying the Russell Indices

The Russell Indices are sub-indices of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index and, consequently, a Russell Index, a company must meet the following criteria as of the rank day in May (except that initial public offerings (“IPOs”) are generally considered for inclusion on a quarterly basis):

●	U.S. Equity Market. The company must be determined to be part of the U.S. equity market, meaning that its home country is the United States. If a company incorporates in, has a stated headquarters location in and also trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), the company is assigned to its country of incorporation.

○	If any of the three criteria do not match, FTSE Russell then defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location.

○	If there is not enough information to determine a company’s primary location of assets, FTSE Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

○	If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

○	If a company is designated as a Chinese “N Share,” it will not be considered for inclusion within the Russell Indices. An N Share is a company incorporated outside of mainland China that trades on the NYSE, the NASDAQ or the NYSE American. An N Share will have a headquarters or Principal Executive Office or its establishment in mainland China, with the majority of its revenue or assets derived from mainland China.

●	U.S. Eligible Exchange. The following exchanges and markets are deemed to be eligible U.S. exchanges: CBOE, NYSE, NYSE American, NASDAQ and NYSE Arca. Stocks that are not traded on an eligible U.S. exchange (Bulletin Board, Pink Sheet and over-the-counter securities, including securities for which prices are displayed on the FINRA Alternative Display Facility) are not eligible for inclusion.

●	Minimum Closing Price. A stock must have a close price at or above $1.00 (on its primary exchange), subject to exceptions to reduce turnover.

●	Minimum Total Market Capitalization. Companies with a total market capitalization less than $30 million are not eligible for inclusion.

●	Minimum Free Float. Companies with less than 5% of their shares available in the marketplace are not eligible for inclusion.

●	Company Structure. Companies structured in the following ways are not eligible for inclusion: royalty trusts, U.S. limited liability companies, closed-end investment companies, business development companies (and other companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC), blank-check companies, special-purpose acquisition companies, limited partnerships, exchange-traded funds and mutual funds.

●	UBTI. Real estate investment trusts and publicly traded partnerships that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI to equity holders are not eligible for inclusion. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices or company website.

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●	Security Types. The following types of securities are not eligible for inclusion: preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts.

●	Minimum Voting Rights. Companies assigned a developed market nationality are required to have more than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders. Shares referenced as “non-voting” or that provide legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review. Existing constituents with a developed market nationality who did not meet the above requirement had a five-year grandfathering period to comply. Constituents that continued to fail the minimum voting rights requirement were removed at the June 2023 reconstitution.

●	Multiple Share Classes. If an eligible company trades under multiple share classes, each share class is reviewed independently for eligibility for inclusion. Share classes in addition to the primary share class must meet the following minimum size, liquidity and float requirements to be eligible: (i) total market cap must be larger than $30 million; (ii) average daily dollar trading value must exceed that of the global median; and (iii) more than 5% of shares must be available in the marketplace.

Securities of eligible companies are included in Russell Indices based on total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the market price (generally, the last price traded on the primary exchange of the share class with the highest two-year trading volume, subject to exceptions) as of the rank day in May (except that IPOs are generally considered for inclusion on a quarterly basis). Common stock, non-restricted exchangeable shares and partnership units/membership interests (but not operating partnership units of umbrella partnership real estate investment trusts) are used to calculate a company’s total market capitalization. If multiple share classes of common stock exist, they are combined to determine total shares outstanding; however, in cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. For merger and spin-off transactions that are effective between rank day in May and the business day immediately before the index lock-down takes effect ahead of the annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is re-evaluated as of the effective date of the corporate action.

The 4,000 securities with the greater total market capitalization become members of the Russell 3000E™ Index. All remaining Russell Indices are a subset of the Russell 3000E™ Index. Market capitalization breakpoints for the Russell Indices are determined by the breaks between the rankings of companies (based on descending total market capitalization). Market capitalization breakpoints for the Russell 3000® Index are determined by the break between the companies ranked #1 through #3,000. Market capitalization breakpoints for the Russell 1000® Index are determined by the break between the companies ranked #1 through #1,000. Market capitalization breakpoints for the Russell 2000® Index are determined by the break between the companies ranked #1,001 through #3,000. Market capitalization breakpoints for the Russell Midcap® Index are determined by the break between the companies ranked #201 through #1,000. New members are assigned on the basis of the breakpoints, and existing members are reviewed to determine if they fall within a cumulative 5% market cap range around these new market capitalization breakpoints. If an existing member’s market cap falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current index rather than be moved to a different Russell Index.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public (“free float”). The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell Indices are weighted by their available (also called float-adjusted) market capitalization. The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization: shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments); shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated; shares held within employee share plans; shares held by public companies or by non-listed subsidiaries of public companies; shares held by sovereign wealth funds, founders, promoters, former directors, founding venture capital and private equity firms, private companies, individuals (including employees) and shares held by several holders acting in concert where the holding is 10% or greater of the total number of shares in issue (such shares will remain restricted until the holding falls below 10%); all shares where the holder is subject to a lock-up clause or has a stated incentive to retain the shares (for the duration of that clause or incentive, after which free float changes resulting from the expiration of a lock-up clause or incentive will be implemented at the next quarterly review subject to the expiration date of such lock-up clause or incentive occurring on or prior to the share and float change information cut-off date); shares held by an investor, investment company or an investment fund for publicly announced strategic reasons as evidenced by specific statements to that effect in publicly available announcements, and shares held by an investor, investment company or an investment fund that has an employee on the board of directors of a company, has a shareholder agreement, has successfully placed a current member to the board of directors or has nominated a current member to the board of directors

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alongside a shareholder agreement with the company; and shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted. Shares disclosed as being held by a nominee account are typically regarded as free float, unless a restricted shareholder is identified as holding shares through such nominee account, in which case that portion of shares will be restricted from free float. In addition, while portfolio holdings such as pension funds, insurance funds or investment companies will generally not be considered as restricted from free float, where a single portfolio holding is 30% or greater it will be regarded as strategic and therefore restricted (and will remain restricted until the holding falls below 30%).

Reconstitution occurs on the fourth Friday in June. A full calendar for reconstitution is published each spring, with such reconstitution schedule governed by FTSE Russell guidelines.

Corporate Actions and Events Affecting the Russell Indices

FTSE Russell applies corporate actions to the Russell Indices on a daily basis. FTSE Russell applies the following methodology guidelines, among others, when adjusting the applicable Russell Index in response to corporate actions:

●	“No Replacement” Rule. Securities that leave the relevant Russell Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the relevant Russell Index over a year will fluctuate according to corporate activity.

●	Statement of Principles and Adjustments for Specific Corporate Events. FTSE Russell has stated as general principles that the treatment of corporate events (i) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (ii) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporate actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances. FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

●	Changes to Shares Outstanding and Free Float. Each Russell Index will be reviewed quarterly for updates to shares outstanding and to free floats used within the calculation of each Russell Index. In March, September and December, shares outstanding and free float will be updated to reflect cumulative share changes greater than 1%, cumulative free float changes greater than 1% for constituents with a free float greater than 5% but less than or equal to 15% and cumulative free float changes greater than 3% for constituents with a free float greater than 15%. In June, the shares and free float updates will be implemented regardless of size. Shares and free float updates can be triggered in some cases by certain events, such as some primary or secondary offerings.

License Agreement

Wells Fargo & Company, our parent company, and FTSE Russell have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Russell Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and FTSE Russell provides or is expected to provide that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell Indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell Indices are based. FTSE Russell’s only relationship to Wells Fargo & Company and

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Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell Indices which is determined, composed and calculated by FTSE Russell without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

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THE RUSSELL STYLE INDICES

We obtained all information contained in this market measure supplement regarding the Russell 1000® Growth Index, the Russell 2000® Growth Index and the Russell 3000® Growth Index (each, a “Russell Growth Index” and collectively, the “Russell Growth Indices”) and the Russell 1000® Value Index, the Russell 2000® Value Index and the Russell 3000® Value Index (each, a “Russell Value Index” and collectively, the “Russell Value Indices”), including, without limitation, their make-up, method of calculation, and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE Russell, the index sponsor. FTSE Russell is a wholly-owned subsidiary of the London Stock Exchange Group plc. We refer to the Russell Growth Indices and the Russell Value Indices collectively as the “Russell Style Indices.” FTSE Russell has no obligation to continue to publish, and may discontinue publication of, any of the Russell Style Indices at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Russell Style Indices in connection with the offer and sale of the securities.

In addition, information about the Russell Style Indices may be obtained from other sources including, but not limited to, the Russell Style Indices sponsor’s website (including information regarding the Russell Style Indices’ sector weightings). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Russell Style Indices is accurate or complete.

The Russell Style Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The constituents included in each Russell Style Index are members of the Russell 1000® Index, the Russell 2000® Index or the Russell 3000® Index (each, a “Russell Index” and collectively, the “Russell Indices”), as applicable. The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 large-capitalization stocks (with respect to the Russell 1000® Index, the “Component Stocks”) and is designed to track the performance of the large-capitalization segment of the U.S. equity market. The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 small-capitalization stocks (with respect to the Russell 2000® Index, the “Component Stocks”) and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The Russell 3000® Index measures the capitalization-weighted price performance of 3,000 large-capitalization stocks (with respect to the Russell 3000® Index, the “Component Stocks”) and is designed to represent the broad U.S. equity market. For additional information about the Russell Indices, please see “Description of Equity Indices—The Russell Indices” in this market measure supplement.

The Russell 1000® Growth Index

The Russell 1000® Growth Index is a capped float-adjusted market capitalization-weighted index that measures the price performance of the stocks included in the Russell 1000® Index that are determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 1000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RLG.”

The Russell 1000® Value Index

The Russell 1000® Value Index is a capped float-adjusted market capitalization-weighted index that measures the price performance of the stocks included in the Russell 1000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 1000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RLV.”

The Russell 2000® Growth Index

The Russell 2000® Growth Index is a capped float-adjusted market capitalization-weighted index that measures the price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 2000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RUO.”

The Russell 2000® Value Index

The Russell 2000® Value Index is a capped float-adjusted market capitalization-weighted index that measures the price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 2000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RUJ.”

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The Russell 3000® Growth Index

The Russell 3000® Growth Index is a capped float-adjusted market capitalization-weighted index that measures the price performance of the stocks included in the Russell 3000® Index that are determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 3000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RAG.”

The Russell 3000® Value Index

The Russell 3000® Value Index is a capped float-adjusted market capitalization-weighted index that measures the price performance of the stocks included in the Russell 3000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 3000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RAV.”

Determining Style

FTSE Russell uses a “non-linear probability” method to assign stocks to a Russell Value Index, an index that measures the capitalization-weighted price performance of the relevant Component Stocks determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth, and a Russell Growth Index, an index that measures the capitalization-weighted price performance of the relevant Component Stocks determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth.

FTSE Russell uses three variables in the determination of value and growth. For value, book-to-price (“B/P”) ratio is used, while for growth, two variables — I/B/E/S forecast medium-term growth (2-year) and sales per share historical growth (5-year) — are used. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative B/P ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).

First, the relevant Component Stocks are ranked by their adjusted B/P, their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are then converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. Next, these units are combined to produce a composite value score (“CVS”).

The relevant Component Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, a stock with a lower CVS is considered growth, a stock with a higher CVS is considered value and a stock with a CVS in the middle range is considered to have both growth and value characteristics and is weighted proportionately in the relevant Russell Growth Index and the corresponding Russell Value Index, prior to the application of any index weight capping. Stocks are always fully represented by the combination of their growth and value weights (e.g., a stock that is given a 20% weight in a Russell Value Index will have an 80% weight in the corresponding Russell Growth Index, prior to the application of any index weight capping). Style index assignment for non-pricing vehicle share classes will be based on that of the pricing vehicle and assigned consistently across all additional share classes.

Stock A, in the figure below, is a security with 20% of its available shares assigned to a Russell Value Index and the remaining 80% assigned to the corresponding Russell Growth Index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in a Russell Growth Index and the corresponding Russell Value Index will always equal its market capitalization in the relevant Russell Index.

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In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each of the relevant Russell Growth Index and the corresponding Russell Value Index. Stocks below the first quartile are 100% in the Russell Growth Index. Stocks above the third quartile are 100% in the relevant Russell Value Index. Stocks falling between the first and third quartile breaks are included in both the relevant Russell Growth Index and the corresponding Russell Value Index to varying degrees, depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the relevant Russell Value Index or the corresponding Russell Growth Index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one Russell Style Index, its weight is increased to 100% in that Russell Style Index.

In an effort to mitigate unnecessary turnover, FTSE Russell implements a banding methodology at the CVS level of the growth and value style algorithm. If a Component Stock’s CVS change from the previous year is less than or equal to +/- 0.10 and if the Component Stock remains in the relevant Russell Index, then the CVS remains unchanged during the next reconstitution process. Keeping the CVS static for these companies does not mean the probability (growth/value) will remain unchanged in all cases due to the relation of a CVS score to the overall Russell Style Index. However, this banding methodology is intended to reduce turnover caused by smaller, less meaningful movements while continuing to allow the larger, more meaningful changes to occur, signaling a true change in a Component Stock’s relation to the market.

In calculating growth and value weights, stocks with missing or negative values for B/P, or missing values for I/B/E/S growth (negative I/B/E/S growth is valid), or missing sales per share historical growth (6 years of quarterly numbers are required), are allocated by using the mean value score of the Industry Classification Benchmark subsector, sector, supersector or industry group of the relevant Russell Index into which the Component Stock falls. Each missing (or negative B/P) variable is substituted with the subsector, sector, supersector or industry group independently. An industry must have five members or the substitution reverts to the subsector and so forth to the sector. In addition, a weighted value score is calculated for securities with low analyst coverage for I/B/E/S medium-term growth. For securities with coverage by a single analyst, 2/3 of the subsector, sector, supersector or industry group value score is weighted with 1/3 the security’s independent value score. For those securities with coverage by two analysts, 2/3 of the independent security’s value score is used and only 1/3 of the subsector, sector, supersector or industry group is weighted. For those securities with at least three analysts contributing to the I/B/E/S medium-term growth, 100% of the independent security’s value score is used.

Constituent Weighting

Prior to March 24, 2024, each Russell Style Index was market capitalization-weighted at each rebalancing. Effective at the open of trading on March 24, 2025, FTSE Russell started applying a multi-step iterative capping methodology to the Russell Style Indices such that (1) all Component Stocks with a weight greater than 4.5% will not represent more than 45% of any Russell Style Index in the aggregate and (2) no individual Component Stock will have a weight greater than 22.5% of any Russell Style Index. For capping purposes, the Russell Style Indices are rebalanced quarterly after the close of business on the third Friday of March, September and December and the fourth Friday of June, using prices at the close of business on the Wednesday before the second Friday in March, September and December and the close of business on the Wednesday before the third Friday in June and shares in issue and free float-adjusted for corporate actions, as at the open of business on the Monday after the third Friday of March, June, September and December.

License Agreement

Wells Fargo & Company, our parent company, and FTSE Russell have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Russell Style Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and FTSE Russell provides or is expected to provide that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell Style Indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell

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Style Indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell Style Indices are based. FTSE Russell’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell Style Indices which is determined, composed and calculated by FTSE Russell without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Style Indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL STYLE INDICES OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL STYLE INDICES OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL STYLE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

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THE S&P EQUAL WEIGHT INDICES

We obtained all information contained in this market measure supplement regarding the S&P 500® Equal Weight Index, the S&P MidCap 400® Equal Weight Index and the S&P SmallCap 600® Equal Weight Index (each, an “S&P Equal Weight Index” and collectively, the “S&P Equal Weight Indices”) including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any S&P Equal Weight Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P Equal Weight Indices in connection with the offer and sale of the securities.

In addition, information about the S&P Equal Weight Indices may be obtained from other sources including, but not limited to, the S&P Equal Weight Indices sponsor’s website (including information regarding the S&P Equal Weight Indices’ sector weightings). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P Equal Weight Indices is accurate or complete.

The S&P Equal Weight Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The composition of each Equal Weight Index is the same as that of its respective parent S&P U.S. Index identified below. For additional information about the S&P U.S. Indices, please see “Description of Equity Indices—The S&P U.S. Indices” in this market measure supplement.

The S&P 500® Equal Weight Index

The S&P 500® Equal Weight Index is an equal-weighted version of the S&P 500® Index, its parent index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SPW.” As of the date of this market measure supplement, Wells Fargo & Company, our parent company, is one of the companies included in the S&P 500® Equal Weight Index.

The S&P MidCap 400® Equal Weight Index

The S&P MidCap 400® Equal Weight Index is an equal-weighted version of the S&P MidCap 400® Index, its parent index. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “MIDEWI.”

The S&P SmallCap 600® Equal Weight Index

The S&P SmallCap 600® Equal Weight Index is an equal-weighted version of the S&P SmallCap 600® Index, its parent index. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SMLEWI.”

Methodology of the S&P Equal Weight Indices

Composition of an S&P Equal Weight Index is the same as that of the corresponding S&P U.S. Index. Constituent changes are incorporated in an S&P Equal Weight Index as and when they are made in the corresponding S&P U.S. Index. When a company is added to an S&P Equal Weight Index in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a company is removed from an S&P Equal Weight Index at a price of $0.00. In that case, the company’s replacement is added to that S&P Equal Weight Index at the weight using the previous day’s closing value or the most immediate prior business day that the deleted company was not valued at $0.00.

Each S&P Equal Weight Index is generally calculated and maintained in the same manner as the corresponding S&P U.S. Index, except that each constituent is equally weighted rather than weighted by float-adjusted market capitalization. To calculate an equal-weighted index, the market capitalization for each stock used in the calculation of the index is redefined so that each index constituent has an equal weight in the index at each rebalancing date. In addition to being the product of the stock price, the stock’s shares outstanding and the stock’s investable weight factor (“IWF”), an additional weight factor (“AWF”) is also introduced in the market capitalization calculation to establish

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equal weighting. The AWF of a stock is the adjustment factor of that stock assigned at each index rebalancing date that makes all index constituents’ modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index.

Each S&P Equal Weight Index is reset to equal weight quarterly after the close of business on the third Friday of March, June, September and December. The reference date for weighting is the Wednesday prior to the second Friday of the reweighting month and changes are effective after the close of the following Friday using prices as of the reweighting reference date and membership, shares outstanding and IWFs as of the reweighting effective date.

Each S&P Equal Weight Index is calculated, maintained and governed using the same methodology as the corresponding S&P U.S. Index, subject to the equal weight methodology described above. For additional information about the calculation, maintenance and governance of the S&P U.S. Indices, please see “Description of Equity Indices—The S&P U.S. Indices” in this measure supplement.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the S&P Equal Weight Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides or is expected to provide that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P Equal Weight Indices to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P Equal Weight Indices which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating the S&P Equal Weight Indices. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P EQUAL WEIGHT INDICES OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P EQUAL WEIGHT INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE S&P SELECT INDUSTRY INDICES

We obtained all information contained in this market measure supplement regarding the S&P® Banks Select Industry Index, the S&P® Biotechnology Select Industry Index, the S&P® Homebuilders Select Industry Index, the S&P® Metals & Mining Select Industry Index, the S&P® Oil & Gas Exploration & Product Select Industry Index, S&P® Regional Banks Select Industry Index and the S&P® Retail Select Industry Index (each, a “Select Industry Index” and collectively, the “Select Industry Indices”), including, without limitation, their make-up, method of calculation, and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Select Industry Indices at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Select Industry Indices in connection with the offer and sale of the securities.

In addition, information about the Select Industry Indices may be obtained from other sources including, but not limited to, the Select Industry Indices sponsor’s website. We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Select Industry Indices is accurate or complete.

General

Each Select Industry Index is designed to measure the performance of a sub-industry or group of sub-industries within the S&P® Total Market Index (the “S&P TM Index”) based on the Global Industry Classification Standards (“GICS®”). The S&P TM Index is a benchmark that measures the performance of the United States equity market. The S&P TM Index offers broad market exposure to companies of all market capitalizations, including all common equities listed on the NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, or Cboe EDGX. Only United States companies are eligible for inclusion in the S&P TM Index.

The Select Industry Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The S&P® Banks Select Industry Index

The S&P® Banks Select Industry Index is an equally-weighted index that is designed to measure the performance of the following sub-industries of the S&P TM Index: asset management & custody banks (must also meet the North American Industry Classification of depository credit intermediation), diversified banks, regional banks, diversified financial services and commercial & residential mortgage finance. Each of the component stocks in the S&P® Banks Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBK.”

The S&P® Biotechnology Select Industry Index

The S&P® Biotechnology Select Industry Index is an equally-weighted index that is designed to measure the performance of the biotechnology sub-industry of the S&P TM Index. The S&P® Biotechnology Select Industry Index primarily includes companies in the biotechnology sub-industry and, if fewer than the minimum number of stocks are selected from its primary sub-industry, may include companies in the following supplementary sub-industry: the life sciences tools & services sub-industry. Each of the component stocks in the S&P® Biotechnology Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Biotechnology Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBI.”

The S&P® Homebuilders Select Industry Index

The S&P® Homebuilders Select Industry Index is an equally-weighted index that is designed to measure the performance of the homebuilding sub-industry of the S&P TM Index. The S&P® Homebuilders Select Industry Index primarily includes companies in the homebuilding sub-industry and, if fewer than the minimum number of stocks are selected from its primary sub-industry, may include companies in the following supplementary sub-industries: building products, home furnishings, home improvement retail, homefurnishing retail and household appliances. Each of the component stocks in the S&P® Homebuilders Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Homebuilders Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIHO.”

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The S&P® Metals & Mining Select Industry Index

The S&P® Metals & Mining Select Industry Index is an equally-weighted index that is designed to measure the performance of the following sub-industries of the S&P TM Index: aluminum, coal & consumable fuels, copper, diversified metals & mining, gold, precious metals & minerals, silver and steel. Each of the component stocks in the S&P® Metals & Mining Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Metals & Mining Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIMM.”

The S&P® Oil & Gas Exploration & Production Select Industry Index

The S&P® Oil & Gas Exploration & Production Select Industry Index is an equally-weighted index that is designed to measure the performance of the following sub-industries of the S&P TM Index: integrated oil & gas, oil & gas exploration & production and oil & gas refining & marketing. Each of the component stocks in the S&P® Oil & Gas Exploration & Production Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Oil & Gas Exploration & Production Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIOP.”

The S&P® Regional Banks Select Industry Index

The S&P® Regional Banks Select Industry Index is an equally-weighted index that is designed to measure the performance of the regional banks sub-industry of the S&P TM Index. Each of the component stocks in the S&P® Regional Banks Select Industry Index is a constituent company within the foregoing sub-industry of the S&P TM Index. The S&P® Regional Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRBK.”

The S&P® Retail Select Industry Index

The S&P® Retail Select Industry Index is an equally-weighted index that is designed to measure the performance of the following sub-industries of the S&P TM Index: apparel retail, automotive retail, broadline retail, computer & electronic retail, consumer staples merchandise retail, drug retail, food retailers, and other specialty retail. Each of the component stocks in the S&P® Retail Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Retail Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRE.”

Index Eligibility

To qualify for membership in a Select Industry Index, at each quarterly rebalancing, a stock must satisfy each of the following criteria:

1.	A stock must be a member of the S&P TM Index.

2.	A stock must be included in the relevant GICS® primary sub-industry (or, if fewer than the minimum number of stocks are selected from the relevant primary sub-industry, a supplementary sub-industry as described in 4 below).

3.	A stock must meet one of the following float-adjusted market capitalization (“FMC”) and float-adjusted liquidity ratio (“FALR”) requirements:

a.	Be a current constituent and have an FMC greater than or equal to $300 million and an FALR greater than or equal to 50%;

b.	Have an FMC greater than or equal to $500 million and an FALR greater than or equal to 90%; or

c.	Have an FMC greater than or equal to $400 million and an FALR greater than or equal to 150%.

4.	If fewer than 35 stocks are selected for inclusion in a Select Industry Index from the applicable primary sub-industries, for certain Select Industry Indices, stocks from a supplementary list of highly correlated sub-industries (referred to as supplementary stocks) will be selected by the following process:

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a.	All eligible primary stocks are added to the relevant Select Industry Index;

b.	If there are 35 or more eligible primary stocks, then any current constituents that are supplementary stocks are removed;

c.	If after step 1 there are less than 35 eligible primary stocks, then supplementary stocks meeting the relevant market capitalization and liquidity thresholds are added in order of their FMC from largest to smallest until the minimum constituent count of 35 stocks is met;

d.	A buffer is applied in step 3 such that a supplementary stock being added must have an FMC greater than 1.2 times (or 20% higher than) the supplementary stock it is replacing. This buffer is evaluated on each supplementary stock addition relative to the current supplementary stock it is replacing. For example, the largest non-index supplementary stock by FMC is evaluated against the smallest supplementary index constituent, the second largest non-index supplementary stock is evaluated against the second smallest supplementary index constituent, etc. This process is repeated until no supplementary additions exceed the buffer.

5.	Additionally, minimum FMC requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Liquidity

A FALR, defined as the annual dollar value traded divided by FMC, is used to measure liquidity. Using composite pricing and all publicly reported consolidated volume across all venues (including historical values), annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for stocks that do not have 365 calendar days of trading history. In these cases, the dollar value traded available as of the evaluation date is annualized.

Takeover Restrictions

At the discretion of S&P Dow Jones, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a company may be excluded from the eligible universe or removed from the applicable Select Industry Index. S&P Dow Jones will provide up to five days advance notification of a deletion between rebalancings due to ownership restrictions. If S&P Dow Jones decides to remove or exclude a company, that company is ineligible for re-entry or inclusion, respectively, for at least one full calendar year, beginning with the subsequent rebalance.

Multiple Share Classes

For companies with multiple share classes of common stock, S&P Dow Jones determines the share class with both the highest one-year trading liquidity (as defined by median daily value traded) and largest float-adjusted market capitalization as the designated listing. When the liquidity and market capitalization indicators are in conflict, S&P Dow Jones analyzes the relative differences between the two values placing a greater importance on liquidity. Each such company included in a Select Industry Index is represented once by its designated listing.

Calculation of the Select Industry Indices

The Select Industry Indices are equally-weighted, with adjustments to constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology.

The initial divisor is set to have a base index value of 1000 on the applicable base date. The index value is simply the index market value divided by the index divisor.

In order to maintain index series continuity, it is necessary to adjust the divisor at each rebalancing.

Constituent Weightings

At each quarterly rebalancing, constituents are initially equally-weighted, with adjustments made to ensure that, for a given theoretical portfolio value (“TPV”), each individual constituent’s index weight cannot exceed 4.5% of the FMC and the value that can be traded in three days. No stock in the index can have a weight greater than 4.5%. TPVs

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are reviewed annually in September, incorporating index-linked exchange traded product assets under management (“AUM”) using the below process:

1.	Determine the maximum aggregate AUM tracking each Select Sector Index over the past year, based on index-linked exchange traded product’s AUM from the previous September, December, March, and June, as well as the latest available month-end data point.

2.	Round the maximum value up to the nearest billion.

3.	Add a 20% buffer to the result and again round up to the nearest billion for the final TPV.

If there are no index-linked exchange traded products tracking a Select Sector Index, the TPV for that Select Sector Index is set at $2 billion. Any updates are made at the discretion of the Index Committee and announced to clients with ample lead time.

S&P Dow Jones Indices calculates a maximum constituent weight for each index constituent using the following formula:

where:

3-month MDVT   = Three-month median daily value traded

3	= Liquidity weight multiplier

4.5%	= Single stock cap

The reference date for assessing the 3-month MDVT and stock price is after the close on the last business day of February, May, August and November for the rebalancings effective after the close on the third Friday of March, June, September and December, respectively.

Each constituent’s initial equal weight is compared to the calculated maximum constituent weight, and the constituent’s weight is set to the lesser of the maximum constituent weight or the initial equal weight. If the resulting index weights do not sum to 100%, any excess weights are iteratively redistributed to the uncapped constituents.

If all constituents are capped and the resulting index weights still do not sum up to 100%, the constraints are relaxed in the following order:

1.	Maximum liquidity weight multiplier in increments of 0.1,

2.	Single stock cap in increments of 0.1%,

3.	TPV decreasing in increments of $100 million.

The process is repeated iteratively until a feasible solution is found. The single stock weight constraint’s upper limit for the iterative process is 4.8%.

Secondary Reweighting. If, on the third to last business day of March, June, September, or December, the aggregate weight of companies with index weights greater than 4.8% exceeds 50%, index weights reset to the previously determined weights using the data from that quarter’s reference date.

If such a secondary reweighting is triggered, and existing constituent(s) were dropped since the prior quarterly rebalancing, the secondary reweighting re-runs the reweighting process using the same data from the latest quarterly rebalancing.

Maintenance of the Select Industry Indices

Rebalancing. The membership of the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the Wednesday prior to the second Friday of the last month of the quarter are used for setting index weights.

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Additions. Stocks are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. The new stock will be added to the applicable Select Industry Index at the weight of the deleted company.

Deletions. A stock is deleted from the applicable Select Industry Index if the S&P TM Index drops the stock. If a stock deletion causes the number of stocks in the applicable Select Industry Index to fall below 22, each stock deletion is accompanied with a corresponding stock addition. In the case of mergers involving two index constituents, the merged entity remains in the applicable Select Industry Index provided it satisfies the eligibility criteria. If the merged entity qualifies for index inclusion, the stock deemed the target is dropped, the index shares for the acquirer will remain unchanged, and the weightings of the remaining constituents adjust proportionally.

GICS Reclassifications. If a constituent’s GICS® classification changes to an ineligible sub-industry for a given Select Industry Index, the constituent is removed from such Select Industry Index at the subsequent rebalancing.

Spin-Offs. The Select Industry Indices follow the S&P TM Index treatment of spin-offs. In general, both the parent and spin-off company remain in the relevant Select Industry Index until the subsequent rebalancing. The spin-off company is added to the relevant Select Industry Index at a zero price at the close of the day before the ex-date. No price adjustment is applied to the parent and there is no divisor change. If the spin-off company is dropped from S&P TM Index the weight of the spun-off company is added back to the parent stock’s weight after at least one day of trading.

Adjustments. The table below summarizes the treatment of certain corporate actions.

Corporate Action	Treatment
Change in shares outstanding	Shares outstanding changes are offset by an adjustment factor (“AWF”). There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.

Split/reverse split	Shares outstanding are adjusted by the split ratio. Stock price is adjusted by the split ratio. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.

Change in IWF	IWF changes are offset by an AWF. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.

Ordinary dividend	When a company pays an ordinary cash dividend, also referred to as a regular cash dividend, the relevant Select Industry Index does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to that Select Industry Index.

Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the market capitalization of the relevant Select Industry Index causes a divisor adjustment.

Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption that the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The change in price and shares is offset by an AWF to keep the market capitalization (stock weight) of the relevant Select Industry Index unchanged. There is no change to the market capitalization of that Select Industry Index and no divisor adjustment.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Select Industry Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides or is expected to provide that the following language must be stated in this market measure supplement:

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“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Select Industry Indices to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the Select Industry Indices which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating the Select Industry Indices. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE SELECT INDUSTRY INDICES OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE SELECT INDUSTRY INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE S&P SELECT SECTOR INDICES

We obtained all information contained in this market measure supplement regarding the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financial Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any Select Sector Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to any Select Sectors Index in connection with the offer and sale of the securities.

In addition, information about the Select Sector Indices may be obtained from other sources including, but not limited to, the Select Sector Indices sponsor’s website. We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Select Sector Indices is accurate or complete.

The Select Sector Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The Communication Services Select Sector Index

The Communication Services Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the communications services sector of the S&P 500® Index. The Communication Services Select Sector Index includes companies in the following industries: diversified telecommunication services; wireless telecommunication services; media; entertainment; and interactive media and services. The Communication Services Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Communication Services Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500® Index. The Consumer Discretionary Select Sector Index includes companies in the following industries: automobile components; automobiles; household durables; leisure products; textiles, apparel and luxury goods; hotels, restaurants and leisure; diversified consumer services; distributors; broadline retail; and specialty retail. The Consumer Discretionary Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Consumer Discretionary Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. The Consumer Staples Select Sector Index includes companies in the following industries: consumer staples distribution and retail; beverages; food products; tobacco; household products; and personal care products. The Consumer Staples Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Consumer Staples Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels. The Energy Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”

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The Financial Select Sector Index

The Financial Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: banks; financial services; consumer finance; capital markets; mortgage real estate investment trusts; and insurance. The Financial Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.” As of the date of this market measure supplement, Wells Fargo & Company, our parent company, is one of the companies included in the Financial Select Sector Index.

The Health Care Select Sector Index

The Health Care Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the health care sector of the S&P 500® Index. The Health Care Select Sector Index includes companies in the following industries: health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; and life sciences tools and services. The Health Care Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Health Care Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXV.”

The Industrials Select Sector Index

The Industrials Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the industrials sector of the S&P 500® Index. The Industrials Select Sector Index includes companies in the following industries: aerospace and defense; building products; construction and engineering; electrical equipment; industrial conglomerates; machinery; trading companies and distributors; commercial services and supplies; professional services; air freight and logistics; passenger airlines; marine transportation; ground transportation; and transportation infrastructure. The Industrials Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Industrials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXI.”

The Materials Select Sector Index

The Materials Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the materials sector of the S&P 500® Index. The Materials Select Sector Index includes companies in the following industries: chemicals; constructions materials; containers and packaging; metals and mining; and paper and forest products. The Materials Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Materials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the real estate sector of the S&P 500® Index. The Real Estate Select Sector Index includes companies in the following industries: diversified real estate investment trusts (“REITs”); industrial REITs; hotel and resort REITs; office REITs; health care REITs; residential REITs; retail REITs; specialized REITs; and real estate management and development. The Real Estate Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Real Estate Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXRE.”

The Technology Select Sector Index

The Technology Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the information technology sector of the S&P 500® Index. The Technology Select Sector Index includes companies in the following industries: IT services; software; communications equipment; technology hardware, storage and peripherals; electronic equipment, instruments and components; and semiconductors and semiconductor equipment. The Technology Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”

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The Utilities Select Sector Index

The Utilities Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes companies in the following industries: electric utilities; gas utilities; multi-utilities; water utilities; and independent power and renewable electricity producers. The Utilities Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Utilities Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXU.”

Construction of the Select Sector Indices

Each of the component stocks in the Select Sector Indices is a member of the S&P 500® Index. Each stock included in the S&P 500® Index is classified into one of eleven sectors based on the Global Industry Classification Standard (GICS®). Each Select Sector Index is made up of all stocks that are classified in the relevant GICS® sector. The current 11 GICS® sectors are as follows: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Materials, Real Estate, Information Technology and Utilities. For a description of the selection criteria for the S&P 500® Index, see “Description of Equity Indices—The S&P U.S. Indices” in this market measure supplement.

Weighting of the Select Sector Indices

Each Select Sector Index is capped market capitalization weighted. For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December using the following procedures:

1.	The rebalancing reference date is the Wednesday prior to the second Friday of March, June, September and December.

2.	With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization (“FMC”).

3.	If any company has an FMC weight greater than 24%, then cap all companies’ weight at 23%, which allows for a 2% buffer.

4.	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

5.	If the rule in step 4 is breached, set the weight of companies greater than 4.8% equal to:

Where:

total number of companies with index weights over 4.8%, after checking the single company cap index weight of the N companies with individual company weights over 4.8%, after checking the single company cap

The caps of 4.5% and 45% caps are set to allow for a buffer below the 5% limit.

6.	Proportionally redistribute the excess weight from Steps 3 to 5 to companies with an initial weight less than 4.8%, setting a 4.5% upper bound on the companies’ index weight.

7.	Assign index share amounts to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

Maximum weight capping is based on company FMC, with the weight of multiple class companies allocated proportionally to each share class line based on FMC as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at the natural FMC weight.

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Secondary Reweighting Check. If, on the second to last business day of March, June, September, or December, a company’s weight exceeds 24%, or the sum of the companies with weights greater than 4.8% exceeds 50%, the capping breach triggers a secondary reweighting with an effective date as of after the close of the last business day of the month. The secondary reweighting uses capped index weights as of the second to last business days of March, June, September, or December, utilizing the current additional weight factor and membership, shares outstanding, and investable weight factor as of the reweighting effective date.

Calculation, Maintenance and Governance of the Select Sector Indices

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, please see “Description of Equity Indices — The S&P U.S. Indices” in this market measure supplement.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the Select Sector Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides or is expected to provide that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of any Select Sector Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the Select Sector Indices which are determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating any Select Sector Index. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE S&P STYLE INDICES

We obtained all information contained in this market measure supplement regarding the S&P 500® Growth Index, the S&P MidCap 400® Growth Index and the S&P SmallCap 600® Growth Index (each, an “S&P Growth Index” and collectively, the “S&P Growth Indices”) as well as the S&P 500® Value Index, the S&P MidCap 400® Value Index and the S&P SmallCap 600® Value Index (each, an “S&P Value Index” and collectively, the “S&P Value Indices”) including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. We refer to the S&P Growth Indices and the S&P Value Indices collectively as the “S&P Style Indices.” S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any S&P Style Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P Style Indices in connection with the offer and sale of the securities.

In addition, information about the S&P Style Indices may be obtained from other sources including, but not limited to, the S&P Style Indices sponsor’s website (including information regarding the S&P Style Indices’ sector weightings). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P Style is accurate or complete.

Each S&P Style Index is a subset of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”), as applicable. For additional information about the S&P U.S. Indices, please see “Description of Equity Indices—The S&P U.S. Indices” in this market measure supplement.

The S&P Style Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The S&P 500® Growth Index

The S&P 500® Growth Index is a subset of the S&P 500® Index and is a capped float-adjusted market capitalization-weighted index composed of large-capitalization U.S. equities that exhibit growth characteristics. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Growth Index is reported by Bloomberg L.P. under the ticker symbol “SGX.”

The S&P 500® Value Index

The S&P 500® Value Index is a subset of the S&P 500® Index and is a capped float-adjusted market capitalization-weighted index composed of large-capitalization U.S. equities that exhibit value characteristics. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Value Index is reported by Bloomberg L.P. under the ticker symbol “SVX.” As of the date of this market measure supplement, our parent company, Wells Fargo & Company, is one of the companies included in the S&P 500® Value Index.

The S&P MidCap 400® Growth Index

The S&P MidCap 400® Growth Index is a subset of the S&P MidCap 400® Index and is capped a float-adjusted market capitalization-weighted index composed of medium-capitalization U.S. equities that exhibit growth characteristics. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Growth Index is reported by Bloomberg L.P. under the ticker symbol “MIDG.”

The S&P MidCap 400® Value Index

The S&P MidCap 400® Value Index is a subset of the S&P MidCap 400® Index and is a capped float-adjusted market capitalization-weighted index composed of medium-capitalization U.S. equities that exhibit value characteristics. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Value Index is reported by Bloomberg L.P. under the ticker symbol “MIDV.”

The S&P SmallCap 600® Growth Index

The S&P SmallCap 600® Growth Index is a subset of the S&P SmallCap 600® Index and is a capped float-adjusted market capitalization-weighted index composed of small-capitalization U.S. equities that exhibit growth

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characteristics. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Growth Index is reported by Bloomberg L.P. under the ticker symbol “SMLG.”

The S&P SmallCap 600® Value Index

The S&P SmallCap 600® Value Index is a subset of the S&P SmallCap 600® Index and is a capped float-adjusted market capitalization-weighted index composed of small-capitalization U.S. equities that exhibit value characteristics. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Value Index is reported by Bloomberg L.P. under the ticker symbol “SMLV.”

Composition of the S&P Style Indices

Each S&P Style Index is a subset of the relevant S&P U.S. Index and is a capped float-adjusted market-capitalization weighted index. S&P Dow Jones allocates the complete float-adjusted market capitalization of the companies included in the relevant S&P U.S. Index between the corresponding S&P Value Index and S&P Growth Index based on an assessment of those companies’ respective value and growth characteristics.

The market capitalization of companies exhibiting the strongest value characteristics relative to their respective growth characteristics is allocated to the relevant S&P Value Index (approximately 33% of the market capitalization of its parent index), and the market capitalization of companies exhibiting the strongest growth characteristics relative to their respective value characteristics (approximately 33% of the market capitalization of its parent index) is allocated to the corresponding S&P Growth Index. The market capitalization of the remaining companies included in the relevant S&P U.S. Index is split between the corresponding S&P Value Index and S&P Growth Index, with more of the market capitalization of companies exhibiting stronger value characteristics relative to their respective growth characteristics being allocated to the relevant S&P Value Index and more of the market capitalization of companies exhibiting the stronger growth characteristics relatively to their respective value characteristics being allocated to the corresponding S&P Growth Index.

Construction of the S&P Style Indices

Each S&P Style Index is derived from its parent index, the relevant S&P U.S. Index. An S&P Style Index cannot have a constituent that is not also a member of the relevant S&P U.S. Index.

Style Factors. The S&P Growth Indices and the S&P Value Indices measure growth and value along two separate dimensions, with three factors each used to measure growth and value. The list of factors used is outlined in the table below.

Growth Factors	Value Factors
Three-year net change in earnings per share (excluding extra items) over current price per share	Book value to price ratio
Three-year sales per share growth rate	Earnings to price ratio
Momentum (12-month % price change)	Sales to price ratio

●	If earnings from three years prior are not available, two-year change in earnings per share (excluding extra items) over price per share is used. If earnings from two years prior are not available, one-year change in earnings per share (excluding extra items) over price per share is used. If earnings from one year prior are not available, the factor is set equal to zero.

●	If sales from three years prior are not available, two-year sales per share growth rate is used. If sales from two years prior are not available, one-year sales per share growth rate is used. If sales from one year prior are not available, the factor is set equal to zero. If the starting values is less than zero, the score is multiplied by a factor of negative 1.

●	If there is not enough trading history to calculate 12-month momentum, then the momentum factor is calculated from the stock’s listing date.

●	If book value to price ratio, earnings to price ratio, or sales to price ratio is not available then such factor is set equal to zero.

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Style Scores. Raw values for each of the above factors are calculated by S&P Dow Jones for each company in the S&P Total Market Index universe. The S&P Total Market Index is a float-adjusted, market capitalization-weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

These raw values are first “winsorized” (a statistical tool used to minimize the influence of outliers in data) to the 90th percentile and then standardized by dividing the difference between each company’s raw score and the mean of the entire set by the standard deviation of the entire set. A “growth score” for each company is computed as the average of the standardized values of the three growth factors. Similarly, a “value score” for each company is computed as the average of the standardized values of the three value factors. At the end of this step each company has a growth score and a value score.

Establishing Style Baskets. Companies within the relevant S&P U.S. Index are then ranked based on their growth and value scores. A company with a high growth score would have a higher “growth rank,” while a company with a low value score would have a lower “value rank.” For example, the index constituent with the highest value score would have a value rank of 1, while the constituent with the lowest value score would have a value rank of 500 in the case of the S&P 500® Index, 400 in the case of the S&P MidCap 400® Index or 600 in the case of the S&P SmallCap 600® Index.

The companies within the relevant S&P U.S. Index are then sorted in ascending order by the ratio of their growth rank to their value rank. The companies at the top of the list have a higher growth rank (or higher growth score) and a lower value rank (or lower value score) and, therefore, exhibit pure growth characteristics. The companies at the top of the list, comprising 33% of the total market capitalization of the relevant S&P U.S. Index, are included in the “growth basket.”

The companies at the bottom of the list have a higher value rank (or higher value score) and a lower growth rank (or lower growth score) and, therefore, exhibit pure value characteristics. The companies at the bottom of the list, comprising 33% of the total market capitalization of the relevant S&P U.S. Index, are included in the “value basket.”

The companies in the middle of the list have similar growth ranks and value ranks and, therefore, exhibit neither pure growth nor pure value characteristics. The companies in the middle of the list, comprising 34% of the total market capitalization of the relevant S&P U.S. Index, are included in the “blended basket.”

Capped Growth and Value Indices. The style baskets described above are the starting points for the S&P Style Indices’ construction. 100% of the float market capitalization of a company in the value basket is assigned to the relevant S&P Value Index, and 100% of the float market capitalization of a company in the growth basket is assigned to the corresponding S&P Growth Index.

The middle 34% of float market capitalization consists of companies that have similar growth and value ranks. The market capitalization of these companies that are in the blended basket is distributed between the relevant S&P Value Index and the corresponding S&P Growth Index based on their distances from the midpoint of the growth basket and the midpoint of the value basket. The midpoint of each style basket is calculated as the average of value scores and growth scores of all companies in that style basket.

Based on back-tested results, the total market capitalization is approximately equally divided among each S&P Growth Index and its corresponding S&P Value Index. However, there is no mathematical procedure employed to force equal market capitalization for each S&P Growth Index and its corresponding S&P Value Index, since price movements of constituent stocks would result in inequality immediately following any reconstitution. Therefore, the future allocation of the market capitalization to the S&P Style Indices may not be equal.

Constituent Weighting

Prior to June 24, 2024, each S&P Style Index was market capitalization-weighted at each rebalancing. Effective June 24, 2024, S&P Dow Jones announced a change such that each S&P Style Index is now a capped market capitalization weighted index. For capping purposes, the S&P Style Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December, using a rebalancing reference date as of after the close of the Wednesday prior to the first Friday of March, June, September, and December. Each S&P Style Index rebalanced quarterly, using the following procedures:

1.	With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding, investable weight factors (“IWFs”), and Growth/Value Factor as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization (“FMC”).

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2.	If any company weighs more than 24%, the company’s weight is capped at 23%, which allows for a 2% buffer. This buffer attempts to mitigate the potential for any company to exceed 25% as of the quarter-end diversification requirement date.

3.	Proportionally redistribute any excess weight to all uncapped companies within the relevant S&P Style Index. The process continues iteratively until no company breaches the 23% weight cap.

4.	The aggregate weight of companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

5.	If the rule in step 4 is breached, all companies are ranked in descending order by weight and the smallest company whose weight is greater than 4.8% that causes the step 4 breach has its weight reduced to 4.5%. This process continues iteratively until step 4 is satisfied.

6.	Index share amounts are assigned to each constituent to arrive at the weights calculated above.

7.	If, on the third to last business day of March, June, September, or December, a company has an index weight greater than 24%, or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary reweighting is triggered with the rebalancing effective date after the close of the last business day of the month with any applicable reweighting changes appearing in daily proforma and corporate action files starting on the second to last business day of the month. The secondary reweighting uses the closing prices as of the third to last business day of March, June, September, or December, and membership, shares outstanding, IWFs and Growth/Value Factor as of the rebalancing effective date.

When companies represented in the S&P Style Indices are represented by multiple share classes, maximum weight capping is based on company FMC, with the weight of multiple-class companies allocated proportionally to each share class based on its FMC as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural FMC.

Each S&P Style Index is calculated using the same methodology as the S&P U.S. Indices, subject to the capping methodology described above. In addition, corporate actions and index changes are implemented in the same manner as for other S&P U.S. Indices, provided that additional adjustments, when needed, are made in accordance with the Corporate Actions and Other Adjustments table below. See “Description of Equity Indices—The S&P U.S. Indices” in this market measure supplement for additional information.

Maintenance of the S&P Style Indices

Rebalancing. Each S&P Style Index is rebalanced annually, effective after the close on the third Friday of December. The reference date for growth and value expressions is after the close of the last trading date of the previous month.

Style scores, growth and value midpoint averages are reset only at the December rebalancing. Other changes to the S&P Style Indices are made on an as-needed basis, following the guidelines of the relevant S&P U.S. Index. Changes in response to corporate actions and market developments can be made at any time.

Corporate Actions and Other Adjustments

Parent Index Action	Adjustment Made to the Relevant S&P Style Index	Divisor Adjustment?
Constituent Change	If the index constituent being dropped is a member of an S&P Style Index, it is removed from such S&P Style Index. The replacement stock will then be added to either the relevant S&P Value Index or the corresponding S&P Growth Index (or both) based on its growth/value rank, and S&P Dow Jones will announce the percent of float market capitalization of the replacement stock to be added to the relevant S&P Value Index or the corresponding S&P Growth Index (or both) via its index corporate events report. The percent of float market capitalization of the constituent in each S&P Style Index for the replacement stock is calculated using the Global Industry Classification Standard industry-level averages for stocks outside the S&P Composite 1500 index other than spin-offs, and	Yes

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Parent Index Action	Adjustment Made to the Relevant S&P Style Index	Divisor Adjustment?
such percentage will be based on old values for inter-index moves.

Share Changes between Quarterly Share Adjustments	Share count follows the relevant S&P U.S. Index share count.	Yes

Quarterly Share Changes	Share count follows the relevant S&P U.S. Index share count. In addition, the new percent of float market capitalization in the relevant S&P Value Index and the corresponding S&P Growth Index changes for all constituent stocks at the December rebalancing. These will be pre-announced in a manner similar to quarterly share changes.	Yes

Spin-Off	Index membership follows the relevant S&P U.S. Index. The “child stock” is assigned the same percent of float market capitalization in each S&P U.S. Index as its “parent stock.”	No

Governance of the S&P Style Indices

The S&P Style Indices are maintained by an index committee (the “Index Committee”). All members of the Index Committee are full-time professional members of S&P Dow Jones’ staff. The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect constituents of an S&P Style Index, statistics comparing the composition of the S&P Style Indices to the market, companies that are being considered as candidates for addition to an S&P Style Index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the S&P Style Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides or is expected to provide that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of any S&P Style Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P Style Indices which are determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating the S&P Style Indices. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P STYLE INDICES OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES

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OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P STYLE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE S&P U.S. INDICES

We obtained all information contained in this market measure supplement regarding the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”) including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any S&P U.S. Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P U.S. Indices in connection with the offer and sale of the securities.

In addition, information about the S&P U.S. Indices may be obtained from other sources including, but not limited to, the S&P U.S. Indices sponsor’s website (including information regarding the S&P U.S. Indices’ sector weightings). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding S&P U.S. Indices is accurate or complete.

The S&P U.S. Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase the applicable underlying stocks and hold them until maturity.

The S&P 500® Index

The S&P 500® Index is published by S&P Dow Jones and is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The S&P 500® Index covers approximately 80% of the United States equity market. As of the date of this market measure supplement, to be added to the S&P 500® Index, a company must have a market capitalization of $22.7 billion or more. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.” As of the date of this market measure supplement, Wells Fargo & Company, our parent company, is one of the companies included in the S&P 500® Index.

The S&P MidCap 400® Index

The S&P MidCap 400® Index is published by S&P Dow Jones and is comprised of 400 companies selected to provide a performance benchmark for the mid-sized market capitalization segment of the United States equity market. As of the date of this market measure supplement, to be added to the S&P MidCap 400® Index, a company must have a market capitalization within the range of $8.0 billion to $22.7 billion. The S&P MidCap 400® Index is reported by Bloomberg L.P. under the ticker symbol “MID.”

The S&P SmallCap 600® Index

The S&P SmallCap 600® Index is published by S&P Dow Jones and is comprised of 600 companies selected to provide a performance benchmark for the small market capitalization segment in the United States equity market. As of the date of this market measure supplement, to be added to the S&P SmallCap 600® Index, a company must have a market capitalization within the range of $1.2 billion to $8.0 billion. The S&P SmallCap 600® Index is reported by Bloomberg L.P. under the ticker symbol “SML.”

Composition of the S&P U.S. Indices

Changes to the S&P U.S. Indices are made on an as-needed basis, with no annual or semi-annual reconstitution. Constituent changes are typically announced with at least three business days’ advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’ U.S. index committee.

Eligibility Criteria

For each S&P U.S. Index, additions to such S&P U.S. Index are evaluated based on the following eligibility criteria. These criteria are for additions to an S&P U.S. Index, not for continued membership. A stock may be removed from an S&P U.S. Index if it violates the eligibility criteria and if ongoing conditions warrant its removal as described below under “Maintenance of the S&P U.S. Indices —Deletion from an S&P U.S. Index.”

●	Domicile. The company must be a U.S.-domiciled company. The incorporation and/or registration, operational headquarters location and primary stock exchange listing are the principal factors determining country of domicile. Other factors considered include the geographic breakdown of revenue and assets, ownership information, location of officers, directors and employees, investor perception and other factors deemed to be relevant by the S&P Dow Jones’ U.S. index committee.

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●	Security Filing Type. The company issuing the security satisfies the U.S. Securities Exchange Act of 1934’s periodic reporting obligations by filing certain required forms for domestic issuers, such as but not limited Form 10-K annual reports, Form 10-Q quarterly reports, and Form 8-K current reports.

●	Exchange Listing. A listing on one of the following U.S. exchanges is required: NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Ineligible exchanges include the over-the-counter (OTC) markets, including the Pink Open Market.

●	Organizational Structure and Share Type. Eligible organizational structures and share types are corporations (including equity and mortgage real estate investment trusts) and common stock (i.e., shares). Ineligible organizational structures and share types include, but are not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, special purpose acquisition companies, tracking stocks, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. In addition, the securities of companies with multiple share class structures (including companies with listed and unlisted share classes) are no longer eligible to be added to an S&P U.S. Index, but securities already included in an S&P U.S. Index have been grandfathered and are not affected by this change.

●	Market Capitalization. The total company market capitalization should be within the specified range applicable to the S&P U.S. Index, as noted above. This range is reviewed at the beginning of each calendar quarter and updated as needed to ensure they reflect current market conditions. Companies passing the total company level market capitalization criteria are also required to have a security level float-adjusted market capitalization (“FMC”) that is at least 50% of the applicable S&P U.S. Index’s total company level minimum market capitalization threshold.

●	IWF. For each stock, an investable weight factor (“IWF”) is calculated, which is equal to the percentage of such stock’s shares that are freely available for trading in the public market. A stock must have a minimum IWF of 0.1 as of the rebalancing effective date to be eligible for inclusion in an S&P U.S. Index.

●	Liquidity. A float-adjusted liquidity ratio (“FALR”), defined as the annual dollar value traded divided by the FMC, is used to measure liquidity. Using composite pricing and all publicly recorded consolidated volume, annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for initial public offerings (“IPOs”), spin-offs or public companies considered to be U.S. domiciled for index purposes that do not have 365 calendar days of trading history on a U.S. exchange. In these cases, the dollar value traded available as of the evaluation date is annualized. The price, shares outstanding and IWF as of the evaluation date are used to calculate the FMC. The evaluation date is the open of trading two business days prior to the announcement date. The stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date. The FALR must be greater than or equal to 0.75 at the time of addition to an S&P U.S. Index. Current index constituents have no minimum requirement.

●	Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (“GAAP”) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For equity real estate investment trusts, financial viability is based on GAAP earnings and/or funds from operations, if reported.

●	Treatment of IPOs. IPOs should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P U.S. Index. For former special purpose acquisition companies (“SPACs”), S&P Dow Jones considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in an S&P U.S. Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P U.S. Index.

Companies that migrate from an ineligible exchange, emerge from bankruptcy, are newly designated to be domiciled in the U.S. for index purposes by S&P Dow Jones or convert from an ineligible share or organizational type to an eligible type do not need to trade on an eligible U.S. exchange for 12 months before being considered for addition.

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●	Sector Classification. Sector balance, as measured by a comparison of each GICS® sector’s weight in the applicable S&P U.S. Index with its weight in the S&P Total Market Index, in the relevant market capitalization range, is also considered in the selection of companies for the S&P U.S. Indices. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad equity market, including large-, mid-, small- and micro-cap stocks.

Calculation of the S&P U.S. Indices

The S&P U.S. Indices are float-adjusted market capitalization-weighted indices. On any given day, the value of an S&P U.S. Index is the total FMC of that S&P U.S. Index’s constituents divided by that S&P U.S. Index’s divisor. The FMC reflects the price of each stock in an S&P U.S. Index multiplied by the number of shares used in such S&P U.S. Index’s value calculation.

Float Adjustment. A stock’s weight in an S&P U.S. Index is determined by the FMC of the stock. Under float adjustment, the share counts in calculating the S&P U.S. Indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies or other long-term strategic holders given such shares are not available to investors in the public markets.

Divisor. Continuity in index values of an S&P U.S. Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P U.S. Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of an S&P U.S. Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of such S&P U.S. Index. The divisor of an S&P U.S. Index is adjusted such that the index value of such S&P U.S. Index at an instant just prior to a change in base capital equals the index value of such S&P U.S. Index at an instant immediately following that change.

Maintenance of the S&P U.S. Indices

Changes to index composition are made on an as-needed basis. There is no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Index additions and deletions are typically announced with at least three business days’ advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’ U.S. index committee.

Deletion from an S&P U.S. Index. For each S&P U.S. Index, deletions from such S&P U.S. Index occur as follows:

●	A company is deleted from an S&P U.S. Index if it is involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria:

○	A company delisted as a result of a merger, acquisition or other corporate action is removed at a time announced by S&P Dow Jones, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the applicable S&P U.S. Index until trading resumes, at the discretion of S&P Dow Jones’ U.S. index committee. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

○	A company that substantially violates one or more of the eligibility criteria may be deleted at the S&P Dow Jones’ U.S. index committee’s discretion.

Any company that is removed from an S&P U.S. Index (including discretionary and bankruptcy/exchange delistings) must wait a minimum of one year from its removal date before being screened for the eligibility criteria.

S&P Dow Jones believes turnover in S&P U.S. Index membership should be avoided when possible. At times a stock included in an S&P U.S. Index may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to an S&P U.S. Index, not for continued membership. As a result, an S&P U.S. Index constituent that appears to violate criteria for addition to such S&P U.S. Index is not deleted unless ongoing conditions warrant an index change. When a stock is removed from an S&P U.S. Index, S&P Dow Jones explains the basis for the removal.

Migration. Current constituents of a S&P Composite 1500® component index (which include each S&P U.S. Index) can be migrated from one S&P Composite 1500® component index to another provided they meet the total company level market capitalization eligibility criteria for the new index. Migrations from one S&P Composite 1500® index to another do not need to meet the financial viability, liquidity or 50% of the respective index’s total company level minimum market capitalization threshold criteria.

Companies that are spun-off from current index constituents do not need to meet the outside addition criteria, but they should be considered U.S. domiciled. For spin-offs, index membership eligibility is determined using when-issued prices, if available. At the discretion of the S&P Dow Jones’ U.S. index committee, a spin-off company may be retained in the parent stock’s index if the Committee determines it has a total market capitalization representative of

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the parent index. If the spin-off company’s estimated market cap is below the minimum defined in the outside addition criteria but there are other constituent companies in the applicable S&P U.S. Index that have a significantly lower total market cap than the spin-off company, the S&P Dow Jones’ U.S. index committee may decide to retain the spin-off company in the applicable S&P U.S. Index.

Share Updates. Share counts are updated to the latest publicly available filings on a quarterly basis.

Investable Weight Factor (IWF) Updates. IWF changes are implemented either annually, quarterly or on an accelerated schedule following the relevant event depending on the nature of the change as explained below.

●	Annual Review. IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges.

●	Quarterly Review. IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule (as described below). For quarterly reviews that coincide with the annual review, the annual review rules apply.

●	Mandatory Action. Certain mandatory actions, such as M&A driven share/IWF changes, stock splits, and mandatory distributions, are not subject to a minimum threshold for implementation. In order to minimize index turnover, any IWF changes resulting from such mandatory actions are implemented based on the pre-event IWFs of the securities involved.

●	Accelerated Implementation Rule. Material share/IWF changes resulting from certain non-mandatory corporate actions follow an accelerated implementation rule with sufficient advance notification. The accelerated implementation rule is intended to reduce turnover intra-quarter while also enhancing opportunities for index trackers to take advantage of non-mandatory material liquidity events.

○	For actions qualifying for accelerated implementation but less than $1 billion, an adjustment to the company’s IWF will only be made to the extent that such an IWF change helps the new float share total mimic the shares available in the offering.

○	For actions qualifying for accelerated implementation and at least $1 billion, IWF changes are implemented to reflect the shares made available in the offering plus the latest share and ownership information publicly available at the time of the announcement.

Share/IWF Reference Date and Freeze Period. A reference date, after the market close five weeks prior to the third Friday in March, June, September and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rule. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September and December) and ends after the market close on the third Friday of the rebalancing month.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9, and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period, all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Companies that are the target of cash M&A events, and if publicly available guidance indicates the event is expected to close by quarter end, may have their share count frozen at their current level for rebalancing purposes.

Corporate Action Adjustments. The table below summarizes the types of index maintenance adjustments upon various corporate actions and indicates whether or not a divisor adjustment is required.

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Type of Corporate Action	Index Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the applicable S&P U.S. Index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Changes in shares outstanding	Increasing the shares outstanding increases the market capitalization of the applicable S&P U.S. Index. Similarly, decreasing the shares outstanding decreases the market capitalization of the applicable S&P U.S. Index. The change to the index market capitalization causes a divisor adjustment.

Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.

Spin-off

The spin-off is added to the applicable S&P U.S. Index on the ex-date at a price of zero. The spin-off index shares are based on the spin-off ratio. On the ex-date the spin-off will have the same attributes as its parent company and will remain in the applicable S&P U.S. Index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.

If the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being removed is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Change in IWF	Increasing the IWF increases the market capitalization of the applicable S&P U.S. Index. Similarly, decreasing the IWF decreases the market capitalization of the applicable S&P U.S. Index. A net change to the index market capitalization causes a divisor adjustment.

Ordinary dividend	When an index component pays an ordinary cash dividend, also referred to as a regular cash dividend, the applicable S&P U.S. Index does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to such index component.

Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.

Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the S&P Dow Jones’ U.S. index committee’s discretion.

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Governance of the S&P U.S. Indices

Each S&P U.S. Index is maintained by S&P Dow Jones’ U.S. index committee. All index committee members are full-time professional members of S&P Dow Jones’ staff. The index committee meets monthly. At each meeting, the index committee reviews pending corporate actions that may affect constituents of the S&P U.S. Indices, statistics comparing the composition of the S&P U.S. Indices to the market, companies that are being considered as candidates for addition to the S&P U.S. Indices, and any significant market events. In addition, the index committee may revise an S&P U.S. Index’s policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the S&P U.S. Indices in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides or is expected to provide that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P U.S. Indices to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P U.S. Indices which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating the S&P U.S. Indices. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P U.S. INDICES OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P U.S. INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE S&P®/ASX 200 INDEX

We obtained all information contained in this market measure supplement regarding the S&P®/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P®/ASX 200 Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P®/ASX 200 Index in connection with the offer and sale of the securities.

In addition, information about the S&P®/ASX 200 Index may be obtained from other sources including, but not limited to, the S&P®/ASX 200 Index sponsor’s website (including information regarding (i) the S&P®/ASX 200 Index’s top ten constituents, (ii) the S&P®/ASX 200 Index’s sector weightings and (iii) the S&P®/ASX 200 Index’s country weightings). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P®/ASX 200 Index is accurate or complete.

The S&P®/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51.”

General

The S&P®/ASX 200 Index is recognized as the institutional investable benchmark in Australia. The S&P®/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange (the “ASX”) by float-adjusted market capitalization.

The S&P®/ASX 200 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the S&P®/ASX 200 Index

The S&P®/ASX Equity Indices Committee (the “Index Committee”) aims to design a highly liquid and tradable index whose total market capitalization is large enough to approximate the market segment it is capturing while keeping the number of stocks at a minimum. Both market capitalization and liquidity are assessed using the previous six months’ worth of data. Quarterly review changes take effect the third Friday of March, June, September and December.

Eligibility Criteria

Additions to the S&P®/ASX 200 Index are evaluated based on the following eligibility criteria.

●	Listing. Only securities listed on the ASX are considered for inclusion in the S&P®/ASX 200 Index.

●	Domicile. Both domestic and foreign-domiciled entities are eligible for inclusion in the S&P®/ASX 200 Index. Foreign-domiciled securities may be subject to specialized treatment due to the date reporting conventions of certain foreign securities listed on the ASX. Such action is necessary in order to ensure the S&P®/ASX 200 Index remains representative of the Australian market while limiting constituent turnover and reducing index volatility.

A company is considered to be domestic if:

●	The company is incorporated in Australia and traded on the ASX; or

●	The company is incorporated overseas but has an exclusive listing on the ASX; or

●	The company is incorporated overseas and is traded on the other overseas markets, but most of the trading activity occurs on the ASX.

Generally, a foreign-domiciled company is a company that is:

1.	Incorporated overseas; and/or

2.	Listed on one or more overseas markets; and

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3.	Has the majority of its trading activity occurring on an overseas exchange.

When determining the domestic or foreign-domicile classification, the value and volume of shares traded on the ASX relative to any overseas market listings, are reviewed across various time periods of up to 12 months. Changes in classification will typically be made in cases where there is a clear and sustained majority of trading (60% or more) on the ASX relative to other overseas market listings, or vice versa. Any changes in classification as a result of a merger or acquisition are reviewed on case-by-case basis.

●	Eligible Securities. Common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the S&P®/ASX 200 Index. Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible. Listed investment companies that invest in a portfolio of securities are not eligible. Companies that are currently the target of an acquisition are ineligible.

●	Market Capitalization. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The ASX stock price history (last six months, adjusted for price-adjusting corporate actions), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation. The IWF is a variable that is primarily used to determine the available float of a security for ASX-listed securities.

●	Liquidity. Only securities that are regularly traded are eligible for inclusion in the S&P®/ASX 200 Index. A stock’s liquidity is measured relative to its peers. Stocks must have a minimum Relative Liquidity of 50% to be included in the S&P®/ASX 200 Index. Relative Liquidity is calculated as follows:

where:

●	Stock Median Liquidity is the median daily value traded on the ASX for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months; and

●	Market Liquidity is determined using the market capitalization weighted average of the stock median liquidities of the 500 constituents in the All Ordinaries index, an index composed of the 500 largest securities listed on the ASX.

Calculation of the S&P®/ASX 200 Index

The S&P®/ASX 200 Index is a float-adjusted market capitalization-weighted index calculated in the same manner as the S&P U.S. Indices, except that a stock must have a minimum IWF of 0.3 to be eligible for inclusion in the S&P®/ASX 200 Index. For additional information about the calculation of the S&P®/ASX 200 Index, see “Description of Equity Indices—The S&P U.S. Indices—Calculation of the S&P U.S. Indices” in this market measure supplement. For purposes of such section, the S&P®/ASX 200 Index is an “S&P U.S. Index.”

Maintenance of the S&P®/ASX 200 Index

Rebalancing. The S&P®/ASX 200 Index rebalances regularly. The reference date used for the six months’ worth of trading data is the second to last Friday of the month prior to the rebalancing.

Frequency. The S&P®/ASX 200 Index constituents are rebalanced quarterly, effective after the market close on the third Friday of March, June, September and December. Rebalancing announcements are sent on the first Friday of March, June, September, and December.

Buffers. In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy a buffer requirement in terms of the rank of the stock relative to the S&P®/ASX 200 Index. The buffer aims to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

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Addition	Rank Buffer for Deletion
179th or higher	221st or lower

This float-adjusted market capitalization rank buffer serves as the guideline used by the Index Committee to arrive at any potential constituent changes to the S&P®/ASX 200 Index. However, the Index Committee has complete discretion to by-pass these rules when circumstances warrant.

Intra-Rebalancing Additions/Deletions. The S&P®/ASX 200 Index is a fixed count index, so intra-rebalancing index additions are generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity. The reference date used to determine the index replacement is determined on a case-by-case basis and taken closer to the time of the event that triggered the vacancy. Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the S&P®/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers and acquisitions activity are removed from the S&P®/ASX 200 Index at the cash offer price for cash-only offers. Otherwise the best available price in the market is used.

Initial Public Offerings (“IPOs”). An IPO is added to the S&P®/ASX 200 Index only when an appropriate vacancy occurs or due to a rebalance and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify inclusion. Available price and value traded data as of the reference date is used to determine eligibility for IPOs.

Spin-offs. A spun-off company is added to all indices of the parent company at a zero price on the ex-date. Should the spun-off company not be considered eligible for the S&P®/ASX 200 Index that it is added to on the basis of its float-adjusted market capitalization, then it will be removed from the S&P®/ASX 200 Index after at least one day of regular way trading.

Share Updates. The share count for all constituents of the S&P®/ASX 200 Index are reviewed quarterly and are rounded to the nearest thousand (‘000) for all domestic Australian stocks. Share updates for foreign-domiciled securities will take place at each quarterly rebalancing. The update to the number of shares outstanding will only take place when, on the rebalancing reference date, the three-month average of CHESS Depositary Interests (“CDIs”), a type of depositary receipt developed by ASX, or the total securities held in the Australian branch of issuer sponsored register (where supplied) and in the Clearing House Electronic Sub-register System (“CHESS”), an ASX computer system for the management of transaction settlements, differs from the current number of shares used by 5% or more. Where CDI information is not supplied to the ASX by the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.

Investable Weight Factor (IWF) Updates. IWFs are reviewed annually as part of the September quarterly rebalancing. In addition to the annual IWF review, certain events may warrant an intra-quarter or quarterly IWF update. For more information on IWF updates, see “Description of Equity Indices—The S&P U.S. Indices—Maintenance of the S&P U.S. Indices—Investable Weight Factor (IWF) Updates” in this market measure supplement. For purposes of such section, the S&P®/ASX 200 Index is an “S&P U.S. Index.”

Corporate Action Adjustments. For a summary of the types of index maintenance adjustments upon various corporate actions and whether or not a divisor adjustment is required, see the table under “Description of Equity Indices—The S&P U.S. Indices—Maintenance of the S&P U.S. Indices—Corporate Action Adjustments” in this market measure supplement. For purposes of such section, the S&P®/ASX 200 Index is an “S&P U.S. Index.”

Governance of the S&P®/ASX 200 Index

The S&P®/ASX 200 Index is maintained by an index committee the (“Index Committee”). S&P Dow Jones chairs the Index Committee, which is composed of five voting members representing both S&P Dow Jones and the ASX. The Index Committee meets regularly to review market developments and convenes as needed to address major corporate actions. At each meeting, the Index Committee may review pending corporate actions that may affect constituents of the S&P®/ASX 200 Index, statistics comparing the composition of the S&P®/ASX 200 Index to the market, companies that are being considered as candidates for addition to the S&P®/ASX 200 Index and any significant market events. In addition, the Index Committee may revise the S&P®/ASX 200 Index’s policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

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License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the S&P®/ASX 200 Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides or is expected to provide that the following language must be stated in this market measure supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P®/ASX 200 Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company and Wells Fargo Finance LLC is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P®/ASX 200 Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company, Wells Fargo Finance LLC or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company, Wells Fargo Finance LLC or the owners of the securities into consideration in determining, composing or calculating the S&P®/ASX 200 Index. Neither S&P Dow Jones nor its third party licensors are responsible for or have participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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THE STOXX BENCHMARK INDICES

We obtained all information contained in this market measure supplement regarding the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the EURO STOXX® Index, the EURO STOXX® Banks Index, the STOXX® Europe 600 Banks Index, the STOXX® Europe 50 Index and the EURO STOXX 50® Index (each, a “STOXX Benchmark Index” and collectively, the “STOXX Benchmark Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. This information reflects the policies of, and is subject to change by, STOXX Limited (“STOXX”), the index sponsor, a wholly-owned subsidiary of Deutsche Börse AG. The STOXX Benchmark Indices are calculated, maintained and published by STOXX. STOXX has no obligation to continue to publish, and may discontinue publication of, any STOXX Benchmark Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the STOXX Benchmark Indices in connection with the offer and sale of the securities.

In addition, information about the STOXX Benchmark Indices may be obtained from other sources including, but not limited to, the STOXX Benchmark Indices sponsor’s website. We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the STOXX Benchmark Indices is accurate or complete.

The STOXX Benchmark Indices do not reflect the payment of dividends on the stocks underlying them and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

The STOXX® Europe Total Market Index

The STOXX® Europe Total Market Index is a free-float market capitalization weighted index composed of at least 95% of the free-float market capitalization traded on each of the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The euro price return version of the STOXX® Europe Total Market Index is reported by Bloomberg L.P. under the ticker symbol “BKXP.”

Only common stocks and equities with similar characteristics from financial markets that provide reliable real-time, historical component and currency pricing and reference and corporate actions data are eligible for inclusion in the STOXX® Europe Total Market Index. In addition, only listed companies on a regulated market on a major exchange as determined by STOXX are eligible to be included in the STOXX® Europe Total Market Index. Investment instruments (Industry Classification Benchmark: 8985 or 8995) and companies that were recently removed from the STOXX® Europe Total Market Index due to mergers and acquisition are not eligible for inclusion in the STOXX® Europe Total Market Index.

Each stock is uniquely assigned to a specific country and listing within the STOXX investable universe. The country classification and listing are based on the country of incorporation, the primary listing and the country with the largest trading volume. American and other depositary receipts (e.g., ADRs/GDRs) are assigned to the same country as the stock on which the receipt is issued. Each country is assigned to one or more regions. The STOXX® Europe Total Market Index is composed of stocks assigned to countries within the Europe region.

All stocks in the investable stock universe of each country included in STOXX® Europe Total Market Index are ranked in terms of their free-float market capitalization at the cut-off date to produce the review list. The largest companies in the investible universe of each country with a cumulative free-float market capitalization up to and including 93% of the investible universe of that country qualify for inclusion in the STOXX® Europe Total Market Index. The stocks covering the next 2% of cumulative free-float market capitalization are selected among the largest remaining current components of the STOXX® Europe Total Market Index representing the portion of capitalization above 93% and up to and including 99%. If the country coverage is still below the defined threshold, then the largest remaining stocks are selected until the country coverage is reached.

No weighting cap factor is applied in calculating the STOXX® Europe Total Market Index.

The STOXX® Europe 600 Index

The STOXX® Europe 600 Index is a free-float-market capitalization weighted index composed of 600 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries

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may not be represented in the STOXX® Europe 600 Index. The euro price return version of the STOXX® Europe 600 Index is reported by Bloomberg L.P. under the ticker symbol “SXXP.”

The selection list for the STOXX® Europe 600 Index is composed of the most liquid stock of each component of the STOXX® Europe Total Market Index that has a minimum liquidity of greater than one million euro measured over 3-month average daily trading value. From the selection list, the largest 550 stocks qualify for inclusion in the STOXX® Europe 600 Index. The remaining 50 stocks are selected from the largest remaining current components ranked between 551 and 750. If the number of stocks selected is still below 600, the largest remaining stocks are selected until there are enough stocks.

The weighting cap factor limits the weight of each component stock within the STOXX® Europe 600 Index to a maximum of 20% of the STOXX® Europe 600 Index at the time of each review.

The EURO STOXX® Index

The EURO STOXX® Index is a free-float market capitalization weighted index composed of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX® Index. The euro price return version of the EURO STOXX® Index is reported by Bloomberg L.P. under the ticker symbol “SXXE.”

The EURO STOXX® Index is composed of all of the components of the STOXX® Europe 600 Index that are traded in euros and assigned to countries in the Eurozone.

The weighting cap factor limits the weight of each component stock within the EURO STOXX® Index to a maximum of 20% of the EURO STOXX® Index at the time of each review.

The EURO STOXX® Banks Index

The EURO STOXX® Banks Index is one of 20 EURO STOXX® Supersector indices and includes stocks composing the EURO STOXX® Index that have been issued by companies in the ICB banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the EURO STOXX® Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7E.”

The EURO STOXX® Index is divided into 20 supersector indices according to the Industry Classification Benchmark (“ICB”), an international system for categorizing companies that is maintained by FTSE Russell. Each supersector index includes the components of the EURO STOXX® Index that have been issued by companies within the relevant ICB supersector. The ICB supersectors are: automobiles and parts; banks; basic resources; chemicals; construction and materials; consumer products and services; energy; financial services; food, beverage and tobacco; health care; industrial goods and services; insurance; media; personal care, drug and grocery stores; real estate; retail; technology; telecommunications; travel and leisure; and utilities.

The STOXX® Europe 600 Banks Index

The STOXX® Europe 600 Banks Index is one of 20 STOXX® Europe 600 Supersector indices and includes stocks composing the STOXX® Europe 600 Index that have been issued by companies in the ICB banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the STOXX® Europe 600 Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7P.”

The STOXX® Europe 600 Index is divided into 20 supersector indices according to the ICB, an international system for categorizing companies that is maintained by FTSE Russell. Each supersector index includes the components of the STOXX® Europe 600 Index that have been issued by companies within the relevant ICB supersector. The ICB supersectors are: automobiles and parts; banks; basic resources; chemicals; construction and materials; consumer products and services; energy; financial services; food, beverage and tobacco; health care; industrial goods and services; insurance; media; personal care, drug and grocery stores; real estate; retail; technology; telecommunications; travel and leisure; and utilities.

With respect to each STOXX® Europe 600 Supersector index, the weighting cap factor limits the weight of the highest weighted component stock to a maximum of 30% at the time of each review and limits the weight of the second highest weighted component stock to a maximum of 15% at the time of each quarterly review. An intra-quarter capping will be triggered if the largest company exceeds 35% or the second largest company exceeds 20%.

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The STOXX® Europe 50 Index

The STOXX® Europe 50 Index is a free-float market capitalization weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe 50 Index. The euro price return version of the STOXX® Europe 50 Index is reported by Bloomberg L.P. under the ticker symbol “SX5P.”

The selection list for the STOXX® Europe 50 Index is composed of the components of the STOXX® Europe 600 Index. In addition, the selection list for the STOXX® Europe 50 Index includes only the top 60% of the free-float market capitalization of each of the 20 STOXX® Europe 600 Supersector indices and all current STOXX® Europe 50 Index component stocks. All the stocks on the selection list are ranked in terms of free-float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the STOXX® Europe 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor limits the weight of each component stock within the STOXX® Europe 50 Index to a maximum of 10% of the STOXX® Europe 50 Index at the time of each review.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 9 Eurozone countries: Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX 50® Index. The euro price return version of the EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The selection list for the EURO STOXX® 50 Index is composed of the components of the EURO STOXX® Index. In addition, the selection list for the EURO STOXX® 50 Index includes the top 60% of the free-float market capitalization of each of the 20 EURO STOXX® Supersector indices and all current EURO STOXX® 50 Index component stocks. All the stocks on the selection list are ranked in terms of free-float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the EURO STOXX® 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor limits the weight of each component stock within the EURO STOXX® 50 Index to a maximum of 10% of the EURO STOXX® 50 Index at the time of each review.

STOXX Benchmark Index Maintenance

The composition of each of the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the EURO STOXX® Index, the EURO STOXX® Banks Index and the STOXX® Europe 600 Banks Index is reviewed quarterly in March, June, September and December. For the STOXX® Europe Total Market Index, the review cut-off date is the last trading day of the month following the last quarterly index review. For the remaining STOXX Benchmark Indices, the review cut-off date is the last trading day of the month preceding the review month.

The composition of each of the STOXX® Europe 50 Index and the EURO STOXX 50® Index is reviewed annually in September. The review cut-off date is the last trading day of August. The composition of the STOXX® Europe 50 Index and the EURO STOXX 50® Index is also reviewed monthly and components that rank 75 or below are replaced and non-component stocks that rank 25 or above are added.

In addition, changes to country classification and listing are effective as of the next quarterly review. At that time, the relevant STOXX Benchmark Index is adjusted accordingly to remain consistent with its country membership rules by deleting the company where necessary.

The STOXX Benchmark Indices are also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, bankruptcy, and price and share adjustments) that affect a STOXX Benchmark Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

With respect to the STOXX® Europe Total Market Index, removed companies are not replaced. With respect to the STOXX® Europe 600 Index, the EURO STOXX® Index, the EURO STOXX® Banks Index, the STOXX® Europe

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600 Banks Index, the STOXX® Europe 50 Index and the EURO STOXX 50® Index, to maintain the number of components constant, a removed company is replaced by the highest-ranked non-component on the relevant selection list. The selection list is updated on a monthly basis according to the review component selection process.

The free-float factors for each component stock used to calculate each STOXX Benchmark Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

STOXX Benchmark Index Calculation

Each STOXX Benchmark Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the value of a STOXX Benchmark Index can be expressed as follows:

Index =	free-float market capitalization of the relevant STOXX Benchmark Index divisor

The “free-float market capitalization of the relevant STOXX Benchmark Index” is equal to the sum of the products, for each component stock, of the price, number of shares, free-float factor, weighting cap factor and, if applicable, the exchange rate from the local currency into the index currency of the relevant STOXX Benchmark Index as of the time that STOXX Benchmark Index is being calculated.

The free-float factor of each component stock is intended to reduce the number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than or equal to 5% and whose holding is of a long-term nature are excluded from the calculation of the STOXX Benchmark Indices, including: cross-ownership (stock owned either by the company itself, in the form of treasury shares, or owned by other companies); government ownership (stock owned by either governments or their agencies); private ownership (stock owned by either individuals or families); and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction. Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

Each STOXX Benchmark Index is also subject to a divisor, which is adjusted to maintain the continuity of the values of that STOXX Benchmark Index despite changes due to corporate actions. The following is a summary of the adjustments to any component stock of a STOXX Benchmark Index made for corporate actions and the effect of such adjustment on the divisor of that STOXX Benchmark Index, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

τ	= withholding tax
Divt	= dividend amount announced by company
pt-1	= closing price on the day before the ex-date
padj	= new adjusted price
wft-1	= weighting factor on the day before the ex-date
wfadj	= new adjusted weighing factor
st-1	= number of shares on the day before the ex-date
sadj	= new adjusted number of shares
SP	= subscription price

Special Cash Dividend	Divisor

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution.

padj = pt-1 - Divt × (1 – τ*)

* If a withholding tax (τ) applies then τ > 0, else τ = 0.

decreases
Split and Reverse Split	Divisor
padj = pt-1 × A / B sadj = st-1 × B / A	unchanged

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Rights Offering

If the subscription price is not available or equal to or greater than the closing price on the day before the ex-date (out-of-the-money), then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.

Standard Rights Issue	Divisor
padj = (pt-1 × A + SP × B) / (A + B) sadj = st-1 × (A + B) / A	increases
Highly Dilutive Rights Issue	Divisor

A rights offering is considered to be a Highly Dilutive Rights Issue (“HDRI”) if the share ratio is larger than or equal to 200% (B/A ≥ 2).

●     Scenario 1: If a HDRI is fully underwritten it will be implemented as a Standard Rights Issue.

●     Scenario 2: if a HDRI is not fully underwritten and the rights are tradable on the ex-date on the same eligible stock exchange as the parent company:

○     The rights will be included into the indices with a theoretical price on the ex-date with the same parameters as the parent company.

○      The rights will be removed at the close of the day they start to trade based on its closing price.

○     If the rights issue results into listing of new shares and satisfy certain criteria relating to free float factors and share adjustments under STOXX methodology, then the number of shares will be increased after the new shares have been listed.

●     Scenario 3: If a HDRI is not fully underwritten and the rights are not tradable on the ex-date or not tradable on the ex-date on the same eligible stock exchange as the parent company:

○     The rights will be included into the indices with a theoretical price on the ex-date with the same parameters as the parent company.

○     The rights will be removed on the ex-date at the close, using a price of 0.0000001 in local currency.

○     If the rights issue results into listing of new shares and satisfy certain criteria relating to free float factors and share adjustments under STOXX methodology, then the number of shares will be increased after the new shares have been listed.

unchanged on ex-date decreases after deletion of rights increases on the day of the share increase unchanged on ex-date unchanged increases on the day of the share increase
Ordinary Stock Dividend	Divisor
padj = pt-1 × A / (A + B) sadj = st-1 × (A + B) / A	unchanged
Stock Dividend From Treasury Stock (only if treated as a special cash dividend)	Divisor
Stock dividends from treasury stocks will be adjusted as cash dividends. padj = pt-1 - pt-1 × B / (A + B)	decreases
Stock Dividend From Redeemable Shares (only if treated as a special cash dividend)	Divisor

Stock dividends from redeemable shares will be adjusted as cash dividends. In such a case, redeemable shares are considered as:

●     A separated share line with a fixed price.

●     Ordinary shares that are self-tendered on the same ex-date.

decreases

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padj = pt-1 - pt-1 × B / (A + B)
Stock Dividend of Another Company	Divisor
padj = [(pt-1 × A) – [(1 – τ*) × price of the other company × B]] / A * If a withholding tax (τ) applies then τ > 0, else τ = 0.	decreases
Return of Capital and Share Consolidation	Divisor

The event will be applied as a combination of cash/special dividend together with a reverse split.

●     If the return of capital is considered as regular cash dividend, then the treatment under “Split and Reverse Split” above applies.

●     If the return of capital is considered as special cash dividend, then the treatment under “Special Cash Dividend” and “Split and Reverse Split” above apply accordingly.

padj = [pt-1 - capital return announced by company × (1 – τ*)] × A / B

* If a withholding tax (τ) applies then τ > 0, else τ = 0.

sadj = st-1 × B / A

decreases decreases
Repurchase of Shares/Self-Tender	Divisor
padj = [(pt-1 × st-1) – (tender price × number of tendered shares)] / sadj sadj = st-1 - number of tendered shares	decreases
Spin-off	Divisor

The adjusted price (padj), the number of shares before the ex-date (st-1) and the weighting factor on the day before the ex-date (wft-1) refer to the parent company.

padj = (pt-1 × A – price of spun-off shares × B) / A

New number of shares for the spun-off company = st-1 × B

unchanged on ex-date
Combination of Stock Distribution (Dividend or Split) and Rights Offering	Divisor

For the below corporate actions, the following additional assumptions apply:

●     Shareholders receive ‘B’ new shares from the distribution and ‘C’ new shares from the rights offering for every ‘A’ share held.

●     If ‘A’ is not equal to one, all the following ‘new number of shares’ formulas need to be divided by ‘A’:

○     If rights are applicable after stock distribution (one action applicable to another)

padj = [pt-1 × A + SP × C × (1 + B / A)] / [(A + B) × (1 + C / A)]

sadj = st-1 × [(A + B) × (1 + C / A)] / A

○     If stock distribution is applicable after rights (one action applicable to another)

padj = (pt-1 × A + SP × C) / [(A + C) × (1 + B / A)]

sadj = st-1 × (A + C) × (1 + B / A)

○     Stock distribution and rights (neither action is applicable to the other)

padj = (pt-1 × A + SP × C) / (A + B + C)

sadj = st-1 × (A + B + C) / A

increases increases increases
Addition/Deletion of A Company

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No price adjustments are made. The change in market capitalization determines the divisor adjustment. If the change in market capitalization between added and deleted companies of an index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.
Free Float and Shares Changes
No price adjustments are made. The change in market capitalization determines the divisor adjustment. If the change in market capitalization of an index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

License Agreement

We and STOXX have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by STOXX in connection with the securities. The license agreement provides or is expected to provide that the following language must be stated in this market measure supplement.

“STOXX and its licensors (the “Licensors”) have no relationship to us other than the licensing of the STOXX Benchmark Indices and the related trademarks to Wells Fargo & Company, our parent company, for use in connection with the securities.

STOXX and its Licensors do not:

●	Sponsor, endorse, sell or promote the securities.

●	Recommend that any person invest in the securities.

●	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities.

●	Have any responsibility or liability for the administration, management or marketing of the securities.

●	Consider the needs of the securities or the owners of the securities in determining, composing or calculating the STOXX Benchmark Indices or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the securities. Specifically,

●	STOXX and its Licensors do not make any warranty, express or implied, and disclaim any and all warranty about:

●	The results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the STOXX Benchmark Indices and the data included in the STOXX Benchmark Indices;

●	The accuracy or completeness of the EURO STOXX 50® Index and its data;

●	The merchantability and the fitness for a particular purpose or use of the STOXX Benchmark Indices and their data;

●	STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the STOXX Benchmark Indices or their data;

●	Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between Wells Fargo & Company and STOXX is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.”

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THE SWISS MARKET INDEX

We obtained all information contained in this market measure supplement regarding the Swiss Market Index (SMI®) (the “SMI®”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, SIX Group Ltd (“SIX”), the index sponsor. SIX has no obligation to continue to publish, and may discontinue publication of, the SMI® at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the SMI® in connection with the offer and sale of the securities.

In addition, information about the SMI® may be obtained from other sources including, but not limited to, the SMI® sponsor’s website (including information regarding (i) the SMI®’s top ten constituents and their respective weightings and (ii) the sector weightings of the SMI®). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the SMI® is accurate or complete.

The SMI® is reported by Bloomberg L.P. under the ticker symbol “SMI.”

The SMI® is a capped free float-adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI® was standardized on June 30, 1988 with an initial baseline value of 1,500 points.

The SMI® does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the SMI®

The SMI® is composed of the most highly capitalized and liquid stocks of the Swiss Performance Index® (“SPI®”) and represents more than 75% of the free-float market capitalization of the Swiss equity market. The SMI® is composed of the 20 highest ranked securities of the SPI®, where the ranking of each security is determined by a combination of the following criteria:

●	average free-float market capitalization over the last 12 months (compared to the capitalization of the entire SPI®); and

●	cumulated on order book turnover over the last 12 months (compared to the total turnover of the SPI®).

Both figures are each given a weighting of 50% and the result is ranked in descending order to form the selection list. Securities ranked 23 or lower in the selection list are excluded from the SMI®. The first 18 securities of the selection list are selected directly into the SMI®. To reduce fluctuations in the SMI®, a buffer is applied for securities ranked 19 to 22. Out of the candidates from ranks 19 to 22, current components are selected with priority over the other candidates. New components out of the buffer are selected until 20 components have been reached.

Instruments that are primary listed on more than one stock exchange and generate less than 50% of their total turnover at SIX Swiss Exchange need to fulfill additional liquidity criteria in order to be selectable for the SMI®. For this purpose, at the ordinary index review in September, all index components of the SPI® are ranked in descending order according to their cumulative order book turnover of the last 12 months relative to the total turnover of the index universe. For this list, only turnover from exchanges where the instrument has a primary listing is considered. Such an instrument with multiple primary listings may not be ranked lower than 18th on this list in order to be selected for inclusion in the SMI®. If such an instrument, which is an index component, is ranked at position 23 or lower, it will be excluded from the SMI®.

Capped Weighting of the SMI®

Each security included in the SMI® is weighted according to its free-float market capitalization, which is calculated by multiplying a security’s price by the number of shares and a free-float factor (as described below), subject to the capping requirements described herein. The number of shares and the free-float factor are reviewed on a quarterly basis. Each security included in the SMI® with a free-float market capitalization larger than 18% of the total market capitalization of the SMI® is capped to that weight of 18% at each quarterly review.

Additionally, the components of the SMI® are capped at 18% between two ordinary index reviews as soon as two components exceed a weight of 20% each. If such an intra-quarter breach is observed after the close of markets, the new cap factors are calculated so that any component has a maximum weight of 18%. This cap factor is set to be effective after the close of the following trading day.

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The free-float factor is a relative fraction multiplied by the number of shares used with the aim of ensuring that only shares that are available for trading are considered in the calculation of the SMI®. The free-float factor is calculated only for shares with voting rights. Large positions in a security that reach or exceed the threshold of 5% and are held in firm hands are subtracted from the total market capitalization. The following positions in a security are deemed to be held in firm hands:

●	Shareholding that has been acquired by one person or a group of persons who are subject to a shareholder or lockup agreement.

●	Shareholding that has been acquired by one person or a group of persons who, according to publicly known facts, have a long-term interest in a company.

Notwithstanding the above, positions in securities held by institutions of the following kind are deemed free-floating: custodian nominees, trustee companies, investment funds, pension funds and investment companies. SIX classifies at its own discretion persons and groups of persons who cannot be clearly assigned because of their area of activity or the absence of important information. Fund instruments are set to be freely tradable and therefore the free-float factor is defined to be 100%.

If an issuer has issued more than one equity instrument (e.g., registered shares, bearer shares, participation certificates or bonus certificates) it is possible that one issuer is represented in the SMI® with more than one instrument. In this case, the free-float market capitalization of those instruments is cumulated for the calculation of the cap factors. If the cumulated index weight exceeds the 18% threshold, the weight is capped accordingly. The cumulated, capped index weight is distributed proportionally based on the free-float market capitalization of those instruments.

Calculation of the SMI®

The SMI® is calculated using the Laspeyres method with the weighted arithmetic mean of a defined number of securities issues. The index level is calculated by dividing the market capitalizations of all securities included in the SMI® by a divisor:

where:

I = index value	t = time	c = capping factor	i = specific component in the index

M = market value	s = number of shares	p = price

D = divisor	f = free-float factor	x = exchange rate	n = number of index components

The weight of a particular index component is derived from the proportion of shares available in the market, which is defined as the product of the listed shares (si,t) and the free-float factor (fi,t). The cap factor (ci,t) is used to scale the relative weight of an index component. To receive the free-float market capitalization of the component, the weight is multiplied by the price (pi,t) in index currency (xi,t).

The divisor is a technical number used to calculate the SMI®. If the market capitalization changes due to a corporate event, the divisor changes while the index level remains the same. The new divisor is calculated on the evening of the day before the corporate event takes effect.

In calculating the SMI®, the last available price for a given instrument is taken into account. To determine the opening value of the SMI®, if no price has been paid on the day of calculation, the previous day’s closing price is used. Only the prices achieved via the electronic order book of the SIX are used. Since the opening phase may cause price fluctuations, the SMI® is first calculated two minutes after the start of on order book trading. For the closing value of the SMI®, the individual component closing prices from the closing auction are used. If no closing price is available, the price is used which was used in the calculation of the previous index tick.

A final settlement value for use in derivatives is calculated using the first-paid price between 9:00:00 CET and 9:02:15 CET on each business day. If no price is available during this period for a component, the last available price is used.

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Maintenance of the SMI®

Ordinary Index Review

Each year on the third Friday of September, the composition of the SMI® is updated in the ordinary index review based on the selection list of June. With the cut-off dates on March 31, September 30 and December 31, a provisional selection list is created, which serves as the basis for the adjustment of extraordinary corporate actions. The number of securities and free-float shares are adjusted on four ordinary adjustment dates a year: the third Friday in March, June, September and December.

Extraordinary Corporate Actions

An extraordinary corporate action is an initial public offering (“IPO”), merger and acquisition activity, spin-off, insolvency or any other event that leads to a listing or delisting. Although there is a clearly defined effective date for an extraordinary corporate action, its effect can usually not be anticipated with a generally valid formula. Since in most cases an extraordinary corporate action involves index-relevant listing or delisting, an extraordinary adjustment of the index composition and its weighting is made.

Newly listed instruments that fulfill the selection criteria of the SMI® are extraordinarily included in the SMI® on the second trading day and the SMI® is adjusted with the free-float market capitalization from the end of the first trading day. The extraordinary inclusion of a new listing may lead to an extraordinary exclusion of an existing index component.

Extraordinary inclusions are usually implemented after an announcement period of five trading days. Adjusted capping factors are usually implemented after an announcement period of five trading days, but no less than one trading day.

If an IPO of a real estate instrument leads to an extraordinary inclusion, it is included in the SMI® in three equal installments over three trading days starting on the second trading day after the IPO by gradually increasing the number of shares or the free float factor.

In the event of a planned delisting, the exclusion of an index component will be carried out, if possible, at the next ordinary index review on the third Friday in March, June, September or December. However, if the delisting is effective prior to the next ordinary index review, the index component will be excluded from the SMI® on the effective date of the delisting. Similarly, an index component which no longer meets the criteria for remaining in the SMI® due to a pending takeover may be excluded from the SMI® ahead of time. In order to keep the number of components stable for the SMI®, the extraordinarily excluded component is replaced by the first ranked candidate of the applicable selection list.

Extraordinary exclusions and inclusions are usually implemented after an announcement period of five trading days. Adjusted capping factors are usually implemented considering an announcement period of five trading days, but at least of one trading day.

Extraordinary inclusions to the SMI® are made if the selection criteria for the index have been fulfilled during a 3-month period, this on a quarterly basis after close of trading on the 3rd Friday in March, June, September and December as follows:

Latest Listing Date	Earliest Extraordinary Acceptance Date
5 trading days prior to the end of November	March
5 trading days prior to the end of February	June
5 trading days prior to the end of May	September
5 trading days prior to the end of August	December

In the case of major market changes as a result of a corporate action, an instrument may be admitted to the SMI® outside of the accepted admission period as long as it clearly fulfills the index selection rules. For the same reasons, a component can be excluded if the requirements for admission to the SMI® are no longer fulfilled.

In the event of major market changes as a result of a corporate action, the Swiss Index Committee of SIX can decide, based on the request of the Index Commission, that an instrument be included in an index outside the

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specified deadlines, provided that the selection criteria of the index are clearly met. For the same reasons, however, an index component may also be excluded if the requirements for remaining in the SMI® are no longer met.

License Agreement

Wells Fargo & Company, our parent company, and SIX Group Ltd. have entered into or expect to enter into a non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use indices owned and published by SIX Group Ltd. in connection with the securities. The license agreement provides or is expected to provide that the following language must be stated in this market measure supplement.

“SIX Group Ltd. and its licensors (“Licensors”) have no relationship to us, other than the licensing of the Swiss Market Index (SMI®) and the related trademarks to Wells Fargo & Company, our parent company, for use in connection with the securities.

SIX Group Ltd. and its Licensors do not: sponsor, endorse, sell or promote the securities; recommend that any person invest in the securities; have any responsibility or liability for or make any decisions about the timing, amount or pricing of securities; have any responsibility or liability for the administration, management or marketing of the securities; consider the needs of the securities or the owners of the securities in determining, composing or calculating the Swiss Market Index (SMI®) or have any obligation to do so. SIX Group Ltd. and its Licensors give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the securities or their performance.

SIX Group Ltd. does not assume any contractual relationship with the purchasers of the securities or any other third parties.

Specifically, SIX Group Ltd. and its Licensors do not give any warranty, express or implied, and exclude any liability for: the results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the Swiss Market Index (SMI®) and the data included in the Swiss Market Index (SMI®); the accuracy, timeliness, and completeness of the Swiss Market Index (SMI®) and its data; the merchantability and the fitness for a particular purpose or use of the Swiss Market Index (SMI®) and its data; the performance of the securities generally.

SIX Group Ltd. and its Licensors give no warranty and exclude any liability, for any errors, omissions or interruptions in the Swiss Market Index (SMI®) or its data. Under no circumstances will SIX Group Ltd. or its Licensors be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Swiss Market Index (SMI®) or its data or generally in relation to the securities, even in circumstances where SIX Group Ltd. or its Licensors are aware that such loss or damage may occur. The licensing Agreement between Wells Fargo & Company and SIX Group Ltd. is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.”

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THE TOPIX® INDEX

We obtained all information contained in this market measure supplement regarding the TOPIX® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, JPX Market Innovation & Research, Inc. (“JPXI”), the index sponsor. JPXI has no obligation to continue to publish, and may discontinue publication of, the TOPIX® Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the TOPIX® Index in connection with the offer and sale of the securities.

In addition, information about the TOPIX® Index may be obtained from other sources including, but not limited to, the TOPIX® Index sponsor’s website (including information regarding the TOPIX® Index’s sector weightings). We are not incorporating by reference into this market measure supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the TOPIX® Index is accurate or complete.

The TOPIX® Index is reported by Bloomberg L.P. under the ticker symbol “TPX.”

General

The TOPIX® Index (also known as the “Tokyo Stock Price Index®”) was developed by the Tokyo Stock Exchange, Inc. (the “TSE”). Publication of the TOPIX® Index began on July 1, 1969, based on an initial index value of 100 on January 4, 1968, which was reset at 1,000 on April 1, 1998. The TOPIX® Index is computed and published every second via TSE’s Market Information System and is reported to securities companies across Japan and available worldwide through computerized information networks.

The TOPIX® Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the TOPIX® Index

The TOPIX® Index is a capped free float-adjusted market capitalization weighted index comprised of domestic common stocks listed on the TSE covering an extensive portion of the Japanese stock market.

On April 4, 2022, JPXI began revisions to the TOPIX® Index in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, the Standard Market and the Growth Market. Prior to April 4, 2022, the component stocks of the TOPIX® Index consisted of all Japanese common stocks listed on the First Section of the TSE. Stocks that were components of the TOPIX® Index as of April 1, 2022 remained as its components after the market restructuring, regardless of their new market segment. However, the weighting of component stocks with tradeable share market capitalization of under 10 billion yen on the base date of June 20, 2021 were designated as “phased weighting reduction constituents,” and their weighting was gradually reduced in ten stages on the last business day of each quarter beginning in October 2022 and ending in January 2025 (with a re-evaluation after the fourth stage). Those component stocks that did not meet re-evaluation at the fourth stage, were officially removed from the TOPIX® Index on the last business day of January 2025. As of January 31, 2025, the component stocks included in the TOPIX® Index include Japanese common stocks selected from stocks listed on the Prime Market, the Standard Market and the Growth Market of the TSE.

In January 2025, JPXI began the second phase of revisions of the TOPIX® Index, introducing a new stock selection process and annual periodic reviews (as described below). Component stocks that were components of the TOPIX® Index as of the last business day of January 2025 remained as its components. However, component stocks that are not selected for continuation as per the stock selection process described below in the first periodic review to occur in October 2026 will have their weighting gradually reduced in eight stages on the last business day of each quarter beginning in October 2026 and ending in July 2028. Subject to a re-evaluation after the fourth stage, such stocks will be removed from the TOPIX® Index on the last business day of July 2028.

Component Stock Selection Process

Periodic Review. The component stocks of the TOPIX® Index are subject to annual periodic review. A periodic review will be conducted once a year on the last business day of October. The periodic review base date will be the last business day of August. However, the first periodic review will be conducted on the last business day of October 2026

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(with a periodic review base date as of the last business day of August 2026), and the second periodic review will be on the last business day of October 2028 (with periodic review base date as of the last business day of August 2028).

Selection of the Index Universe. The “index universe” consists of all Japanese common stocks listed on the Prime Market, Standard Market and Growth Market of the TSE as of the rebalance base date. However, securities that fall under the following criteria are excluded from the index universe:

●	securities designated as “to be delisted” as of the periodic review base date; and

●	securities designated as on “special alert” as of the periodic review base date.

In addition, securities that are or are likely to be designated as “securities to be delisted” or “securities on special alert” between the periodic review base date and the periodic rebalance date may also be excluded from the index universe.

Selection of Component Stocks. Of the securities included in the index universe, securities that meet the “traded value ratio” and the “free float-adjusted market capitalization” criterion in the below table will be selected as component stocks of the TOPIX® Index:

	Indicator	Inclusion Criteria	Continuation Criteria
Traded value ratio	Annual traded value ratio	0.2 or more	0.14 or more
Free float-adjusted market capitalization	Percentage of cumulative free float-adjusted market capitalization	Securities in the top 96%	Securities in the top 97%

The continuation criteria will be applied to securities that are constituents as of the periodic review base date, and the inclusion criteria will be applied to securities that are not constituents as of such date.

Additions And Deletions Of Component Stocks Outside If The Annual Periodic Review.

In addition to the periodic review, constituents will be removed from the TOPIX® Index if they have been (i) delisted or (ii) designated as “securities to be delisted or “securities on special alert.”

In addition to the periodic review, constituents will be added to the TOPIX® Index if (i) a constituent has been delisted due to a share transfer, merger, share exchange, or company split and the newly created, surviving, parent or succeeding company is listed without delay; (ii) a constituent has been delisted due to a share exchange or absorption type merger, and the surviving or parent company is not a constituent; (iii) prior to November 2026, a stock is newly listed or transferred to the TSE Prime Market, with this change taking effect on the last business day of the month following the date of the initial listing or transfer; or (iv) beginning in November 2026, a stock is newly listed or transferred to the TSE Prime Market, TSE Standard Market or TSE Growth Market whose free float-adjusted market capitalization exceeds the minimum free float-adjusted market capitalization for stocks included within the cumulative ratio of 95% of the free float-adjusted market capitalization in the periodic review immediately preceding the date of the initial listing with this change taking effect on the last business day of the month following the date of the initial listing or transfer.

Calculation of the TOPIX® Index

The TOPIX® Index is a capped free float-adjusted market capitalization-weighted index. The TOPIX® Index is not expressed in yen, but is presented in terms of points (as a decimal figure), rounded to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free float-adjusted market value (the current market price per share at the time of the index calculation multiplied by the applicable number of free float-adjusted listed common shares listed at the same instance) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TOPIX® Index can be represented by the following formula:

Index	=	Current Market Value	x	100
Base Market Value

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Individual Constituent Weight Cap. The upper weighting limit for any one constituent of TOPIX® Index is 10%. If an issue’s weight calculated by free float-adjusted market capitalization as of the last business day of every August is over the upper limit, a cap-adjustment factor for adjustment of weight will be applied to said issue on the last business day of October. Even if the weight again exceeds the upper limit due to stock price movements or other reasons, the cap-adjustment factor will not be changed until the last business day of the next October.

Number of Shares Used for Index Calculation. The number of shares used in the above calculation is adjusted by multiplying the number of shares listed by a free-float weight (“FFW”) ratio. The FFW ratio is the percentage of listed shares deemed to be available for trading in the public market. The purpose of the FFW ratio is to exclude shares that are deemed to be not available to investors in the public markets. JPXI considers the following to be non-free-float shares: shares held by the top 10 major shareholders, treasury and other similar stock (including certain cross-share holdings that have limited voting rights), shares held by board members and other representatives, shares held by other listed companies for investment purposes other than pure investment and other shares deemed by JPXI to unavailable for trading in the market.

Changes in Number of Shares Used for Index Calculation.

Changes in the number of shares will be made due to changes to the free-float weight ratio using the stock price at the end of trading on the business day before the adjustment date. The free float weight ratio assigned to each listed company is reviewed annually, with timings that vary according to the settlement terms of each such listed company. Free float weights may also be subject to extraordinary review in the case of certain corporate actions (e.g., allocation of new shares to a third party, conversion of preferred shares or exercise of subscription warrants, company spin-offs, mergers, acquisitions, take-over bids) and for other reasons JPXI believes appropriate.

In addition, changes in the number of shares will be made for certain other events including: public offering, third-party-allotment, issues to shareholders with payment, exercise of subscription warrants, conversion of preferred stock, cancellation of treasury stock, merger/acquisition, sale of shares held by the Government of Japan (Nippon Telegraph and Telephone, Japan Tobacco and Japan Post Holdings only), rights offering (limited to cases where the allotted subscription warrant securities are listed), demerger (absorption-type) and other events for which adjustments are deemed appropriate, such as stock splits.

Adjustments to Base Market Value. Whenever the market value of the TOPIX® Index changes due to an increase or decrease in constituents, capital increase or similar events other than market fluctuations, the Base Market Value is adjusted with the aim of maintaining continuity. Such events requiring adjustment include the addition or removal of component stocks as well as changes in the number of shares used for index calculation.

The formula for the adjustment is as follows:

Previous Business Day Market Value	=	(Previous Business Day Market Value ± Adjustment Amount)
Pre-Adjustment Base Market Value		New Base Market Value after adjustment

where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New Base Market Value	=	Old Base Market Value x (Previous Business Day Market Value ± Adjustment Amount)
Previous Business Day Market Value

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change. No adjustment is made to the Base Market Value, however, in the case of events such as stock splits, gratis allotment of shares (limited to cases where the allotment is of treasury stock) and reverse splits, which theoretically do not affect market value.

Information on the reasons for base market value adjustments, details on the adjustments, adjustment dates and other data is available through TSE’s notice system, published daily by TSE based on reports and other information from listed companies.

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License Agreement

Wells Fargo & Company, our parent Company, and JPXI have entered into or expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the TOPIX® Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and JPXI provides or is expected to provide that the following language must be stated in this market measure supplement:

●	“The TOPIX® Index Value and the TOPIX® Trademarks are subject to the intellectual property rights owned by JPXI and the JPXI owns all rights relating to the TOPIX® Index, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Trademarks.

●	JPXI shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Trademarks or cease the use thereof.

●	JPXI makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX® Index Value and the TOPIX® Trademarks or as to the figure at which the TOPIX® Index Value stands on any particular day.

●	JPXI gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein. Further, JPXI shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value.

●	The securities are in no way sponsored, endorsed or promoted by JPXI.

●	JPXI shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the securities or to the public.

●	JPXI neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the securities, for calculation of the TOPIX Index Value.

●	Including but not limited to the foregoing, JPXI shall not be responsible for any damage resulting from the issue and sale of the securities.”

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DESCRIPTION OF EXCHANGE-TRADED FUNDS

Included below is a brief description of potential Funds to which the securities may be linked. This information has been obtained from publicly available sources, without independent verification.

The sponsor of each Fund is required to file information specified by the Securities and Exchange Commission (the “SEC”) periodically. Information provided to or filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) can be located by reference to the applicable Fund’s SEC file numbers (as set forth below) and can be inspected through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this market measure supplement.

This market measure supplement and any applicable pricing supplement relate only to the securities offered thereby and does not relate to any Fund. We have derived all disclosures contained in this market measure supplement regarding the Funds from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any Fund. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to any Fund in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of a Fund (and therefore the price of such Fund at the time we price any applicable securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning a Fund could affect any payments on the securities and therefore the trading prices of such securities.

We and/or our affiliates may presently or from time to time engage in business with a Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to such Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to a Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

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THE INVESCO QQQ TRUSTSM, SERIES 1

The Invesco QQQ Trust℠, Series 1 is issued by Invesco Trust℠, Series 1, a registered investment company. The Invesco QQQ Trust℠, Series 1 seeks to track the investment results, before fees and expenses, of the Nasdaq-100 Index®. The Invesco QQQ TrustSM, Series 1’s SEC file numbers are 333-61001 and 811-08947. The Invesco QQQ TrustSM, Series 1 is listed on The Nasdaq Stock Market under the ticker symbol “QQQ.”

For a description of the Nasdaq-100 Index®, please see “Description of Equity Indices—The Nasdaq-100 Index®” in this market measure supplement.

THE INVESCO S&P 500® EQUAL WEIGHT ETF

The Invesco S&P 500® Equal Weight ETF is issued by Invesco Exchange Traded Fund Trust, a registered investment company. The Invesco S&P 500® Equal Weight ETF seeks to track the investment results, before fees and expenses, of the S&P 500® Equal Weight Index. The Invesco S&P 500® Equal Weight ETF’s SEC file numbers are 333-102228 and 811-21265. The Invesco S&P 500® Equal Weight ETF is listed on NYSE Arca, Inc. under the ticker symbol “RSP.”

For a description of the S&P 500® Equal Weight Index, please see “Description of Equity Indices—The S&P Equal Weight Indices” in this market measure supplement.

THE ISHARES® MSCI EAFE ETF

The iShares® MSCI EAFE ETF is issued by the iShares® Trust, a registered investment company. The iShares® MSCI EAFE ETF seeks to track the investment results, before fees and expenses, of the MSCI EAFE Index®. The iShares® MSCI EAFE ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® MSCI EAFE ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EFA.”

For a description of the MSCI EAFE Index®, please see “Description of Equity Indices—The MSCI Indices” in this market measure supplement.

THE ISHARES® MSCI EMERGING MARKETS ETF

The iShares® MSCI Emerging Markets ETF is issued by iShares®, Inc., a registered investment company. The iShares® MSCI Emerging Markets ETF seeks to track the investment results, before fees and expenses, of the MSCI Emerging Markets IndexSM. The iShares® MSCI Emerging Markets ETF’s SEC file numbers are 033-97598 and 811-09102. The iShares® MSCI Emerging Markets ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EEM.”

For a description of the MSCI Emerging Markets IndexSM, please see “Description of Equity Indices—The MSCI Indices” in this market measure supplement.

THE ISHARES® RUSSELL 2000 ETF

The iShares® Russell 2000 ETF is issued by the iShares® Trust, a registered investment company. The iShares® Russell 2000 ETF seeks to track the investment results, before fees and expenses, of the Russell 2000® Index. The iShares® Russell 2000 ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® Russell 2000 ETF is listed on the NYSE Arca, Inc. under the ticker symbol “IWM.”

For a description of the Russell 2000® Index, please see “Description of Equity Indices—The Russell Indices” in this market measure supplement.

THE ISHARES® RUSSELL MID-CAP ETF

The iShares® Russell Mid-Cap ETF is issued by the iShares® Trust, a registered investment company. The iShares® Russell Mid-Cap ETF seeks to track the investment results, before fees and expenses, of the Russell Midcap® Index. The iShares® Russell Mid-Cap ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® Russell Mid-Cap ETF is listed on the NYSE Arca, Inc. under the ticker symbol “IWR.”

For a description of the Russell Midcap® Index, please see “Description of Equity Indices—The Russell Indices” in this market measure supplement.

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THE ISHARES® U.S. REAL ESTATE ETF

The iShares® U.S. Real Estate ETF is issued by the iShares® Trust, a registered investment company. The iShares® U.S. Real Estate ETF seeks to track the investment results, before fees and expenses, of the Dow Jones U.S. Real Estate Index. The iShares® U.S. Real Estate ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® U.S. Real Estate ETF is listed on the NYSE Arca, Inc. under the ticker symbol “IYR.”

For a description of the Dow Jones U.S. Real Estate Index, please see “Description of Equity Indices—Dow Jones U.S. Real Estate Index” in this market measure supplement.

THE SELECT SECTOR SPDR® FUNDS

The Funds set forth in the table below (each, a “Select Sector SPDR® Fund” and collectively, the “Select Sector SPDR® Funds”) are issued by the Select Sector SPDR® Trust (the “Select Sector Trust”), a registered open-end management investment company. Each Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of its corresponding Select Sector Index, as set forth in the table below. The Select Sector SPDR® Funds’ SEC file numbers are 333-57791 and 811-08837. Each Select Sector SPDR® Fund is listed on the NYSE Arca, Inc. under the ticker symbol set forth in the table below.

For descriptions of the Select Sector Indices, please see “Description of Equity Indices—The S&P Select Sector Indices” in this market measure supplement.

Select Sector SPDR® Fund	Ticker Symbol	Corresponding Select Sector Index
Communication Services Select Sector SPDR® Fund	XLC	Communication Services Select Sector Index
Consumer Discretionary Select Sector SPDR® Fund	XLY	Consumer Discretionary Select Sector Index
Consumer Staples Select Sector SPDR® Fund	XLP	Consumer Staples Select Sector Index
Energy Select Sector SPDR® Fund	XLE	Energy Select Sector Index
Financial Select Sector SPDR® Fund	XLF	Financial Select Sector Index
Health Care Select Sector SPDR® Fund	XLV	Health Care Select Sector Index
Industrial Select Sector SPDR® Fund	XLI	Industrials Select Sector Index
Materials Select Sector SPDR® Fund	XLB	Materials Select Sector Index
Real Estate Select Sector SPDR® Fund	XLRE	Real Estate Select Sector Index
Technology Select Sector SPDR® Fund	XLK	Technology Select Sector Index
Utilities Select Sector SPDR® Fund	XLU	Utilities Select Sector Index

THE SPDR® DOW JONES INDUSTRIAL AVERAGE® ETF TRUST

The SPDR® Dow Jones Industrial Average® ETF Trust is a unit investment trust designed to generally correspond, before expenses, to the price and yield performance of the Dow Jones Industrial Average®. The SPDR® Dow Jones Industrial Average® ETF Trust is organized under New York law and is governed by a trust agreement between State Street Global Advisors Trust Company, as trustee, and PDR Services LLC, as sponsor. The SPDR® Dow

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Jones Industrial Average® ETF Trust’s SEC file numbers are 333-31247 and 811-09170. The SPDR® Dow Jones Industrial Average® ETF Trust is listed on the NYSE Arca, Inc. under the ticker symbol “DIA.”

For a description of the Dow Jones Industrial Average®, please see “Description of Equity Indices—The Dow Jones Industrial Average®” in this market measure supplement.

THE SPDR® S&P 500® ETF TRUST

The SPDR® S&P 500® ETF Trust is a unit investment trust designed to generally correspond, before expenses, to the price and yield performance of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is organized under New York law and is governed by a trust agreement between State Street Global Advisors Trust Company, as trustee, and PDR Services LLC, as sponsor. The SPDR® S&P 500® ETF Trust’s SEC file numbers are 033-46080 and 811-06125. The SPDR® S&P 500® ETF Trust is listed on the NYSE Arca, Inc. under the ticker symbol “SPY.” As of the date of this market measure supplement, Wells Fargo & Company, our parent company, is one of the companies included in the SPDR® S&P 500® ETF Trust and the S&P 500® Index.

For a description of the S&P 500® Index, please see “Description of Equity Indices—The S&P U.S. Indices” in this market measure supplement.

THE SPDR® S&P MIDCAP 400® ETF TRUST

The SPDR® S&P MidCap 400® ETF Trust is a unit investment trust designed to generally correspond, before expenses, to the price and yield performance of the S&P MidCap 400® Index. The SPDR® S&P MidCap 400® ETF Trust is organized under New York law and is governed by a trust agreement between The Bank of New York Mellon, as trustee, and PDR Services LLC, as sponsor. The SPDR® S&P MidCap 400® ETF Trust’s SEC file numbers are 033-89088 and 811-08972. The SPDR® S&P MidCap 400® ETF Trust is listed on the NYSE Arca, Inc. under the ticker symbol “MDY.”

For a description of the S&P MidCap 400® Index, please see “Description of Equity Indices—The S&P U.S. Indices” in this market measure supplement.

THE State Street® SPDR® S&P® INDUSTRY ETFS

The Funds set forth in the table below (each, a “State Street® SPDR® S&P® Industry ETF” and collectively, the “State Street® SPDR® S&P® Industry ETFs”) are issued by the SPDR® Series Trust, a registered open-end management investment company. Each State Street® SPDR® S&P® Industry ETF seeks investment results that correspond generally to the price and yield performance, before expenses, of its corresponding Select Industry Index, as set forth in the table below. The State Street® SPDR® S&P® Industry ETFs’ SEC file numbers are 333-57793 and 811-08839. Each State Street® SPDR® S&P® Industry ETF is listed on the NYSE Arca, Inc. under the ticker symbol set forth in the table below.

For descriptions of the Select Industry Indices, please see “Description of Equity Indices—The S&P Select Industry Indices” in this market measure supplement.

State Street® SPDR® S&P® Industry ETF	Ticker Symbol	Corresponding Select Industry Index
State Street® SPDR® S&P® Bank ETF	KBE	S&P® Banks Select Industry™ Index
State Street® SPDR® S&P® Biotech ETF	XBI	S&P® Biotechnology Select Industry™ Index
State Street® SPDR® S&P® Homebuilders ETF	XHB	S&P® Homebuilders Select Industry™ Index
State Street® SPDR® S&P® Metals & Mining ETF	XME	S&P® Metals & Mining Select Industry™ Index
State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP	S&P® Oil & Gas Exploration & Production Select Industry™ Index
State Street® SPDR® S&P® Regional Banking ETF	KRE	S&P® Regional Banks Select Industry™ Index
State Street® SPDR® S&P® Retail ETF	XRT	S&P® Retail Select Industry™ Index

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THE VANECK® GOLD MINERS ETF

The VanEck® Gold Miners ETF is issued by the VanEck® ETF Trust, a registered open-end management investment company. Effective after the market close on September 19, 2025, the VanEck® Gold Miners ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MarketVectorTM Global Gold Miners Index. Prior to that, the VanEck® Gold Miners ETF’s underlying index was the NYSE® Arca Gold Miners Index®. The VanEck® Gold Miners ETF’s SEC file numbers are 333-123257 and 811-10325. The VanEck® Gold Miners ETF is listed on the NYSE Arca, Inc. under the ticker symbol “GDX.”

For a description of the MarketVectorTM Global Gold Miners Index, please see “Description of Equity Indices— The MarketVectorTM Global Gold Miners Index” in this market measure supplement.

THE VANECK® OIL SERVICES ETF

The VanEck® Oil Services ETF is issued by the VanEck® ETF Trust, a registered open-end management investment company. The VanEck® Oil Services ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Oil Services 25 Index. The VanEck® Oil Services ETF’s SEC file numbers are 333-123257 and 811-10325. The VanEck® Oil Services ETF is listed on the NYSE Arca, Inc. under the ticker symbol “OIH.”

For a description of the MVIS® US Listed Oil Services 25 Index, please see “Description of Equity Indices—The MVIS® US Listed Oil Services 25 Index” in this market measure supplement.

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